     As Filed with the Securities and Exchange Commission on October 8, 1997


                                                       Registration No. 333-6011

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 1



       THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA, FORMERLY
                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

               116 Huntington Avenue, Boston, Massachusetts 02116
                                 (617) 266-6008
   (Address of Registrant's Principal Executive Offices and Telephone Number)

(I.R.S. Employer Number)     (Primary Standard Industrial Classification Code Number)
       22-2265014                                  6312


                               James D. Gallagher
                          Vice President, Secretary and
                                 General Counsel
                   The Manufacturers Life Insurance Company of
                                  North America
                                73 Tremont Street
                           Boston, Massachusetts 02108
                                 (617) 266-6008
                     (Name and Address of Agent for Service)



                                    Copy to:
                              J. Sumner Jones, Esq.
                              Jones & Blouch L.L.P.
                        1025 Thomas Jefferson Street N.W.
                               Washington DC 20007

          THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

                  CROSS REFERENCE TO ITEMS REQUIRED BY FORM S-1



Form S-1 Item No. and Caption                               Prospectus Heading
-----------------------------                               ------------------
1.  Forepart of the Registration Statement and Outside      Cover Pages
    Front Cover of Prospectus
2.  Inside Front and Outside Back Cover Pages of            Cover Pages
    Prospectus
3.  Summary Information, Risk Factors and Ratio of          Summary
    Earnings to Fixed Charges
4.  Use of Proceeds                                         The Manufacturers Life Insurance Company
                                                            of North America
5.  Determination of Offering Price                         Not Applicable
6.  Dilution                                                Not Applicable
7.  Selling Security Holders                                Not Applicable
8.  Plan of Distribution                                    The  Manufacturers Life Insurance Company of
                                                            North America - Distribution of the Contract
9.  Description of Securities to be Registered              Description of the Contract, Reinsurance and
                                                            Guarantees, The Manufacturers Life Insurance Company of
                                                            North America
10. Interests of Named Experts and Counsel                  Not Applicable
11. Information with Respect to the Registrant              The Manufacturers Life Insurance Company of
                                                            North America
12. Disclosure of Commission Position on Indemnification    Not Applicable
    for Securities Act Liabilities

                                     PART 1



                      INFORMATION REQUIRED IN A PROSPECTUS

--------------------------------------------------------------------------------
Annuity Service Office                                     Mailing Address
116 Huntington Avenue                                      Post Office Box 9230
Boston, Massachusetts 02116                                Boston, Massachusetts
(617) 266-6008                                             02205-9230
(800) 344-1029
--------------------------------------------------------------------------------




              THE MANUFACTURERS INSURANCE COMPANY OF NORTH AMERICA


                             DEFERRED FIXED ANNUITY
                                    CONTRACT
                                NON-PARTICIPATING


         This Prospectus describes Venture Market Value Adjusted Annuity ("Venture MVA"), a single payment deferred fixed annuity contract, offered by The Manufacturers Life Insurance Company of North America, formerly, North American Security Life Insurance Company, (the "Company"), a stock life insurance company the ultimate parent of which is The Manufacturers Life Insurance Company ("Manulife").


         The Prospectus describes both an individual deferred annuity contract and a participating interest in a group deferred annuity contract. Both are designed and offered to provide retirement programs for eligible individuals and retirement plans. Participation in a group contract will be separately accounted for by the issuance of a certificate evidencing the owner's interest under the contract. Ownership of an individual contract is evidenced by the issuance of an individual annuity contract. The certificate and individual annuity contract are hereafter referred to as the "contract."

         The purchase payment is paid to the Company at its Annuity Service Office. The minimum purchase payment for a contract is $5,000. The maximum purchase payment accepted without prior approval of the Company is $500,000. The purchase payment is allocated to the guarantee period designated by the contract owner. Additional purchase payments for a contract will not be accepted. Additional contracts may, however, be purchased at the then prevailing rates and terms.

PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS INFORMATION ABOUT THE FIXED ACCOUNT AND THE CONTRACT THAT A PROSPECTIVE PURCHASER SHOULD KNOW BEFORE INVESTING.

BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, THE CONTRACT OWNER BEARS THE INVESTMENT RISK THAT THE GUARANTEED INTEREST RATES OFFERED BY THE COMPANY AT THE TIME OF WITHDRAWAL, TRANSFER OR THE START OF ANNUITY PAYMENTS MAY BE HIGHER THAN THE GUARANTEED INTEREST RATE APPLIED TO THE CONTRACT WITH THE RESULT THAT THE AMOUNT RECEIVED UPON WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE REDUCED BY THE MARKET VALUE ADJUSTMENT AND MAY BE LESS THAT THE ORIGINAL INVESTMENT IN THE CONTRACT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS WITH, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR ANY AFFILIATE THEREOF, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.


                 The date of the Prospectus is November 3, 1997

                              AVAILABLE INFORMATION


Commencing with the offering of the securities described in this Prospectus, The Manufacturers Life Insurance Company of North America became subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission which is located at http://www.sec.gov.


A registration statement has been filed with the Commission under the Securities Act of 1933, as amended, with respect to the contracts discussed in the Prospectus. Not all the information set forth in the registration statement, amendments and exhibits thereto has been included in this Prospectus. Statements contained in this Prospectus concerning the content of the contracts and other legal instruments are only summaries. For a complete statement of the terms of these documents, reference should be made to the instruments filed with the Commission. The Registration Statements and the exhibits thereto may be inspected and copied, and copies can be obtained at the prescribed rates, in the manner set forth in the preceding paragraph.

                                TABLE OF CONTENTS


SPECIAL TERMS .............................................................    5
SUMMARY ...................................................................    8
DESCRIPTION OF THE CONTRACT ...............................................   10
     ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT ...........................   10
     ACCUMULATION PROVISIONS ..............................................   10
     Purchase Payments ....................................................   10
     Guarantee Periods ....................................................   10
     Transfers Among Guarantee Periods ....................................   11
     Telephone Transactions ...............................................   11
     Renewals .............................................................   11
     Withdrawals ..........................................................   11
     Death Benefit Before Maturity Date ...................................   12
     ANNUITY PROVISIONS ...................................................   13
     General ..............................................................   13
     Annuity Options ......................................................   13
     Death Benefit on or After Maturity Date ..............................   14
     OTHER CONTRACT PROVISIONS ............................................   14
     Ten Day Right to Review ..............................................   14
     Ownership ............................................................   14
     Beneficiary ..........................................................   15
     Annuitant ............................................................   15
     Modification .........................................................   15
     Company Approval .....................................................   15
     Discontinuance of New Owners .........................................   15
     MARKET VALUE ADJUSTMENT ..............................................   16
     CHARGES AND DEDUCTIONS ...............................................   16
     Withdrawal Charge ....................................................   16
     Reduction or Elimination of Withdrawal Charge ........................   17
     Taxes ................................................................   17
     Administration Fee ...................................................   18
REINSURANCE ...............................................................   18
THE MANUFACTURERS INSURANCE COMPANY OF NORTH AMERICA ......................   18
Description of Business ...................................................   18
Management Discussion & Analysis ..........................................   19
Selected Financial Data ...................................................   26
Officers and Directors of the Company .....................................   27
Executive Compensation ....................................................   31
Manufacturers Life Insurance Company Separate Account D ...................   33
Distribution of the Contract ..............................................   33
Legal Proceedings .........................................................   33
Legal Matters .............................................................   34
Independent Auditors ......................................................   34
Notices and Reports to Contract Owners ....................................   34
Contract Owner Inquiries ..................................................   34

FEDERAL TAX MATTERS .......................................................   34
Introduction ..............................................................   34
Taxation of Annuities in General ..........................................   36
Qualified Retirement Plans ................................................   38
Federal Income Tax Withholding ............................................   40
GENERAL MATTERS ...........................................................   40
Restrictions Under the Texas Optional Retirement Program ..................   40
APPENDIX A - Examples of Calculation of Withdrawal Charge .................   42
APPENDIX B - Market Value Adjustment Examples .............................   43
APPENDIX C - State Premium Taxes ..........................................   45
FINANCIAL STATEMENTS OF THE COMPANY .......................................   46

                                  SPECIAL TERMS

Annuitant                     Any individual person or persons whose life is
                              used to determine the duration of annuity payments involving life contingencies. The Annuitant is as designated on the contract or certificate specifications page or in the application, unless changed.

Annuity Option                One of several alternative methods by which
                              payment of the proceeds may be made.

Annuity Service Office        The service office of the company is P.O. Box
                              9230, Boston Massachusetts 02205-9230.

Beneficiary                   The person, persons, or entity to whom the death
                              benefit proceeds are payable following the death of the owner, or in certain circumstances, an annuitant.

Certificate                   For a group contract, the documents issued to each
                              owner which summarizes the rights and benefits of the owner under the contract.


Company                       The Manufacturers Life Insurance Company of North
                              America.


Contingent                    The person, persons or entity who becomes the
Beneficiary                   beneficiary if the beneficiary is not alive.

Contract For an individual contract, the individual annuity contract. For a group contract, the certificate evidencing a participating interest in the group annuity contract. Any reference in this prospectus to "contract" includes the underlying group annuity contract.

Contract                      For an individual contract, the anniversary of the
Anniversary                   contract date. For a group contract, the
                              anniversary of the date of issue of a certificate under the contract.

Contract Date                 In the case of an individual annuity contract, the
                              date of issue of the contract as designated on the contract specifications page. In the case of a group annuity contract, the effective date of participation under the group annuity contract as designated in the certificate specifications page.

Contract Value                The contract value is the sum of the net purchase
                              payment and accrued interest, less the sum of any withdrawals and any administration fee, adjusted for any transfer market value adjustment.

Contract Year                 The period of twelve consecutive months beginning
                              on the contract date, certificate date in the case of a group contract, or any anniversary thereafter.

Code                          The Internal Revenue Code of 1986, as amended.

Due Proof of Death            Due Proof of Death is required upon the death of
                              the owner or annuitant, as applicable. One of the following must be received at the Annuity Service
                              Office:

                                    (a)  A certified copy of a death
                                         certificate;
                                    (b)  A certified copy of a decree of a court
                                         of competent jurisdiction as to the
                                         finding of death; or
                                    (c)  Any other proof satisfactory to the
                                         Company.

                              Death benefits will be paid within 7 days of receipt of due proof of death and all required claim forms by the Company's Annuity Service Office.


Fixed Account                      The Manufacturers Life Insurance Company of North
                                   America Separate Account D, formerly, NASL Fixed
                                   Account, which is a separate account of the
                                   Company.


Fixed Annuity                      An annuity option with payments which are
                                   predetermined and guaranteed as to dollar amount.

General Account                    All of the assets of the Company other than assets
                                   in separate accounts.

Group Holder                       In the case of a group annuity contract, the
                                   person, persons or entity to whom the contract is
                                   issued.

Gross Withdrawal Value             The portion of the contract value specified by the
                                   owner for a full or partial withdrawal. Such
                                   amount is determined prior to the application of
                                   any withdrawal charge, annual administration fee
                                   and market value adjustment.

Initial Guarantee Period           The period of time during which the initial
                                   guaranteed interest rate is in effect.

Initial Guaranteed Interest Rate   The compound annual rate used to determine the
                                   interest earned on the net purchase payment during
                                   the initial guarantee period.


Market Value Adjustment            An adjustment to amounts that are withdrawn,
                                   transferred or annuitized prior to the end of the
                                   guarantee period. It may increase or decrease the
                                   amount available for transfer, withdrawal or
                                   annuitized.


Maturity Date                      The date on which annuity benefits commence. It is
                                   the date specified on the contract specifications
                                   page, unless changed.

Net Purchase Payment               The purchase payment less the amount of premium
                                   tax, if any, deducted from the payment.

Non-Qualified Certificates         Certificates issued under non-qualified Contracts.

Non-Qualified Contracts            Contracts which are not issued under Qualified
                                   Plans.

Owner or                           In the case of an individual contract, the person,
Contract Owner                     persons or entity entitled to the ownership rights
                                   under the contract. In the case of a group annuity
                                   contract, the person, persons or entity named in a
                                   certificate and entitled to all of the ownership
                                   rights under the contract not expressly reserved
                                   to the group holder. The owner is as designated on
                                   the contract or certificate specifications page or
                                   in the application, unless changed.

Payment or                         An amount paid by a contract owner to the Company
Purchase Payment                   as consideration for the benefits provided by the
                                   contract.

Qualified Certificates             Certificates issued under qualified contracts.

Qualified Contracts                Contracts issued under Qualified Plans

Qualified Plans                    Retirement plans which receive favorable tax
                                   treatment under section 401, 403, 408 or 457 of
                                   the Code.

Renewal Amount                     The contract value at the end of the initial
                                   guarantee period or at the end of a renewal
                                   guarantee period.

Renewal Guarantee Period           The period of time during which a renewal
                                   guaranteed interest rate is in effect.

Renewal Guaranteed Interest Rate   The compound annual rate used to determine the
                                   interest earned on a renewal amount during a
                                   renewal guarantee period. In no event shall this
                                   rate be less than 3%.

Separate Account                   A segregated account of the Company that is not
                                   commingled with the Company's general assets and
                                   obligations.

                                SUMMARY
DESCRIPTION OF THE CONTRACT

         The Contract. The contract offered by this Prospectus is a single purchase payment deferred fixed annuity contract. The contract provides for the accumulation of the contract value and the payment of annuity benefits on a fixed basis. The Prospectus describes participating interests in both group deferred annuity contracts and individual deferred annuity contracts. For information on eligible groups for the group deferred annuity contracts see "ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT."


         Retirement Plans. The contract may be issued pursuant to either non-qualified retirement plans or plans qualifying for special income tax treatment under the Internal Revenue Code, such as individual retirement accounts and annuities, pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans. (See "QUALIFIED RETIREMENT PLANS") Those who are considering purchase of a contract for use in connection with a qualified retirement plan should consider, in evaluating the suitability of the contract, that the contract allows only a single premium purchase payment in an amount of at least $5,000.


         Purchase Payments. Purchase payments are paid to the Company at its Annuity Service Office. The minimum purchase payment for a contract is $5,000. The maximum purchase payment accepted without prior approval of the Company is $500,000. The purchase payment is allocated to the guarantee period designated by the contract owner. Additional purchase payments for a contract will not be accepted. Additional contracts may, however, be purchased at the then prevailing rates and terms.


         Prior to the maturity date, the Company may, at its option, cancel a contract following the second contract anniversary if both (i) the total purchase payment made, less any withdrawals, is less than $2,000; and (ii) the higher of the contract value or the amount available upon total withdrawal is less than $2,000. The cancellation of contract privileges may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states. (See "PURCHASE PAYMENTS")


         Guarantee Periods. Currently, there are ten guarantee periods under the contract: one year through ten years. The Company may offer additional guarantee periods for any yearly period from one to twenty years. (See "INVESTMENT OPTIONS")

         Transfers Among Guarantee Periods. Before the maturity date, the contract owner may transfer the entire contract value to a different guarantee period at any time upon written notice to the Company or by telephone if the contract owner authorizes the Company in writing to accept telephone transfer requests. Amounts may only be transferred, however, once per contract year and the entire amount of the account must be transferred. Amounts transferred will be subject to a market value adjustment. (See "TRANSFERS AMONG INVESTMENT OPTIONS")

         Telephone Transactions. Contract owners are permitted to request transfers or withdrawals by telephone. (See "TELEPHONE TRANSACTIONS")

         Renewals. At the end of a guarantee period, the contract owner may choose a renewal guarantee period from any of the then existing guarantee period options, at the then current interest rates. (See "RENEWALS")


         Withdrawals. Prior to the earlier of the maturity date or the death of the contract owner, the owner may withdraw all or a portion of the contract value. The amount withdrawn must be at least $300 or, if less, the entire contract value. If a partial withdrawal plus any applicable withdrawal charge, after giving effect to any market value adjustment would reduce the contract value to less than $300, the Company will treat the partial withdrawal as a total withdrawal of the contract value. A withdrawal charge and market value adjustment may be imposed. (See "WITHDRAWALS") A withdrawal may be subject to a penalty tax. (See "FEDERAL TAX MATTERS")


         Death Benefits. The Company will pay the death benefit to the beneficiary if any contract owner dies before the maturity date. The death benefit is equal to the contract value. If there is a surviving contract owner, that contract owner will be deemed to be the beneficiary. No death benefit is payable on the death of any annuitant, except that if any contract owner is not a natural person, the death of any annuitant will be treated as the death of an owner. The death benefit will be determined as of the date on which written notice and proof of death and all required claim forms are received at the Company's Annuity Service Office.


         Annuity Payments. The Company offers a variety of fixed annuity options. Periodic annuity payments will begin on the maturity date. The contract owner may select the maturity date, frequency of payment and annuity option. (See "ANNUITY PROVISIONS")



         Ten Day Review. Within 10 days of receipt of a contract, the contract owner may cancel the contract by returning it to the Company or its agent. (See "TEN DAY RIGHT TO REVIEW")


         Market Value Adjustment. Any amount withdrawn, transferred or annuitized prior to the end of either the initial guarantee period or a renewal guarantee period will be adjusted by the market value adjustment factor described under "MARKET VALUE ADJUSTMENT."

         Withdrawal Charge. If a withdrawal is made from the contract before the maturity date, a withdrawal charge (contingent deferred sales charge) may be assessed against amounts withdrawn during the first seven contract years. There is never a withdrawal charge with respect to certain free withdrawal amounts described below or after seven complete contract years. The amount of the withdrawal charge and when it is assessed is discussed under "CHARGES AND DEDUCTIONS - WITHDRAWAL CHARGE."


         Tax Deferral. The status of the contract as an annuity generally allows all earnings on the underlying investments to be tax-deferred until withdrawn or until annuity payments begin. (See "FEDERAL TAX MATTERS"). This tax deferred treatment may be beneficial to contract owners in building assets in a long-term investment program.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

         The Company is a stock life insurance company organized under the laws of Delaware in 1979. The Company's principal office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. The ultimate parent of the Company is The Manufacturers Life Insurance Company ("Manulife"), a Canadian mutual life insurance company based in Toronto, Canada. Prior to January 1, 1996, the Company was a wholly owned subsidiary of North American Life Assurance Company ("NAL"), a Canadian mutual life insurance company. On January 1, 1996 NAL and Manulife merged with the combined company retaining the Manulife name.

         Effective January 1, 1996, immediately following the merger of NAL and Manulife, the Company experienced a corporate restructuring which resulted in the formation of a newly organized holding corporation, NAWL Holding Co., Inc. ("NAWL"). NAWL holds all of the outstanding shares of the Company and Wood Logan Associates, Inc. ("WLA"). Manulife owns all class A shares of NAWL, representing 85% of the voting shares of NAWL. Certain employees of WLA own all class B shares, which represent the remaining 15% voting interest in NAWL.

         The Company issues fixed and variable annuity and variable life contracts. Amounts invested in the fixed portion of the contracts are allocated either to the general account of the Company or in the case of the contract described in this Prospectus, to a separate account of the Company. Amounts invested in the variable portion of the contracts are allocated to the separate accounts of the Company (excluding the Fixed Account). These separate account assets are invested in shares of Manufacturers Investment Trust, formerly NASL Series Trust, a no-load, open end management investment company organized as a Massachusetts business trust.

         An indemnity coinsurance agreement was entered into between the Company and Peoples Security Life Insurance Company ("Peoples"), a subsidiary of the Providian Corporation, to reinsure fixed annuity business written by the Company for the product described in this prospectus. The indemnity aspects of the agreement provide that the Company remains liable for the contractual obligations whereas Peoples agrees to indemnify the Company for any contractual claims incurred. The coinsurance aspects of the agreement require the Company to transfer to Peoples an agreed upon percentage (currently, 100%) of all fixed premiums received by the Company for fixed annuity contracts written for the product described in this prospectus. Peoples reimburses the Company for the same agreed upon percentage of claims and provides expense allowances to cover commission and other costs associated with this fixed annuity business. Peoples contractual liability runs solely to the Company, and no contract owner shall have any right of action against Peoples. Peoples is responsible for investing the assets and is at risk for any potential investment gains and losses. There is no recourse back to the Company if investment losses are incurred. The above summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.



                             DESCRIPTION OF CONTRACT

ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT


         The group deferred annuity contract may be issued to fund plans qualifying for special income tax treatment under the Internal Revenue Code, such as individual retirement accounts and annuities, pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans. Those who are considering purchase of a contract for use in connection with a qualified retirement plan should consider, in evaluating the suitability of the contract, that the contract allows only a single premium purchase payment in an amount of at least $5,000. (See "QUALIFIED RETIREMENT PLANS") The group deferred annuity contract is also designed so that it may be used with non-qualified retirement plans, such as deferred compensation and payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. Group deferred annuity contracts have been issued to the Security Life Trust, a trust established with United Missouri Bank, N.A., Kansas City, Missouri, as group holder for groups comprised of persons who have brokerage accounts with brokers having selling agreements with Manufacturers Securities Services, LLC, the successor to NASL Financial Services, Inc. ("MSS"), the principal underwriter of the contracts.


         An eligible member of a group to which a contract has been issued may become an owner under the contract by submitting a completed application, if required by the Company, and a minimum purchase payment. A certificate summarizing the rights and benefits of the owner under the contract will be issued to an applicant acceptable to the Company. The Company reserves the right to decline to issue a certificate to any person in its sole discretion. All rights and privileges under the contract may be exercised by each owner as to his or her interest unless expressly reserved to the group holder. However, provisions of any plan in connection with which the contract was issued may restrict an owner's ability to exercise such rights and privileges.

ACCUMULATION PROVISIONS

PURCHASE PAYMENTS

         Purchase payments are paid to the Company at its Annuity Service Office. The minimum purchase payment for a contract is $5,000. The maximum purchase payment accepted without prior approval of the Company is $500,000. The purchase payment is allocated to the guarantee period selected by the contract owner. Additional purchase payments for a contract will not be accepted. Additional contracts may, however, be purchased at the then prevailing rates and terms.


         Prior to the maturity date, the Company may, at its option, cancel a contract following the second contract anniversary, if both (i) the total purchase payment made, less any withdrawals, is less than $2,000; and (ii) the higher of the contract value or the amount available upon total withdrawal is less than $2,000. The cancellation of contract privileges may vary in certain states in order to comply with the requirements of insurance laws and regulations in such state. Upon cancellation the Company will pay the contract owner the higher of the contract value and any annual administration fee or the amount available upon total withdrawal. The amount paid will be treated as a withdrawal for Federal tax purposes and thus may be subject to income tax and to a 10% penalty tax. (See "FEDERAL TAX MATTERS")


GUARANTEE PERIODS


         Currently, there are ten guarantee periods: one year through ten years. The Company may offer additional guarantee periods for any yearly period from one to twenty years. The contract provides for the accumulation of interest on the purchase payment at guaranteed rates for the duration of the guarantee period. From time to time, customers of certain broker-dealers may be offered special initial guaranteed interest rates which are higher than the initial guaranteed interest rate offered to the general public. In consideration of these higher interest rates, commissions to these broker-dealers may be reduced. The guaranteed interest rate on a renewal amount allocated or transferred to a renewal guarantee period is determined from time-to-time by the Company in accordance with market conditions. Under certain circumstances, the Company may offer a rate in excess of the renewal guaranteed rate for the first year only of a renewal guarantee period. In no event will the renewal guaranteed interest rate be less than 3%. The interest rate is guaranteed for the duration of the guarantee period and may not be changed by the Company.


         For information on the reinsurance for the product described in this prospectus see "REINSURANCE."

TRANSFERS AMONG GUARANTEE PERIODS

         Before the maturity date the contract owner may transfer the entire contract value to a different guarantee period at any time upon written notice to the Company or by telephone if the contract owner authorizes the Company in writing to accept telephone transfer requests. Amounts may only be transferred, however, once per contract year and the entire contract value must be transferred. Amounts transferred will be subject to a transfer market value adjustment. The amount requested to be transferred will be multiplied by the market value adjustment factor to determine the transferred amount. (See "MARKET VALUE ADJUSTMENT"). The Company also reserves the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

TELEPHONE TRANSACTIONS

         Contract owners are permitted to request transfers or withdrawals by telephone. The Company will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. To be permitted to request transfers or withdrawals by telephone, a contract owner must elect the option on an appropriate authorization form provided by the Company. The Company will employ reasonable procedures to confirm that instructions communicated by telephone are genuine and may only be liable for any losses due to unauthorized or fraudulent instructions where it fails to employ its procedures properly. Such procedures include the following: Upon telephoning a request, contract owners will be asked to provide certain identifying information. For the contract owner's and Company's protection, all conversations with contract owners will be tape recorded. All telephone transactions will be followed by a confirmation statement of the transaction.

RENEWALS

         At the end of a guarantee period, the contract owner may choose a renewal guarantee period from any of the then existing guarantee periods at the then current interest rate, all without the imposition of any charge. The contract owner may not select a guarantee period that would extend beyond the maturity date. In the case of renewals within one year of the maturity date, the only option available is to have interest accrued up to the maturity date at the then current interest rate for one year guarantee periods.

         If the contract owner does not specify the renewal guarantee period desired, the Company will select the same guarantee period as has just expired, so long as such period does not extend beyond the maturity date. In the event a renewal would extend beyond the maturity date, the Company will select the longest period that will not extend beyond such date, except in the case of a renewal within one year of the maturity date in which case the Company will credit interest up to the maturity date at the then current interest rate for one year guarantee periods.

WITHDRAWALS

         Prior to the earlier of the maturity date or the death of the contract owner, the owner may withdraw all or a portion of the contract value upon written request, complete with all necessary information, to the Company's Annuity Service Office. For certain qualified contracts, exercise of the withdrawal right may require the consent of the qualified plan participant's spouse under the Internal Revenue Code and regulations promulgated by the Treasury Department.

         In the case of a total withdrawal, as of the date of receipt of the request at its Annuity Service Office, the Company will cancel the contract and pay the following amount:

C + [ (A - B - C) x D], where:

A=the gross withdrawal value reduced by an applicable annual administration fee;

B=the withdrawal charge;
C=the free withdrawal amount;
D=the market value adjustment factor.


(See "CHARGES AND DEDUCTIONS" and "MARKET VALUE ADJUSTMENT")


         Partial withdrawals will use the formula specified above and the gross withdrawal value to determine the amount payable. Partial withdrawals will be subject to market value adjustments and possible withdrawal charges. The Company will deduct the gross withdrawal value from the contract value. The gross withdrawal value may not exceed the contract value.

         The Company may defer the payment of a full or partial withdrawal for not more than six months (or the period permitted by applicable state law if shorter) from the date the Company receives the withdrawal request and the contract. If payments are deferred thirty days or more, the amount deferred will earn interest at a rate not less than 3% per year or at a rate determined by applicable state law. The Company will not, however, defer payment for more than thirty days for any withdrawal effective at the end of any guarantee period.

         There is no limit on the frequency of partial withdrawals; however, the amount withdrawn must be at least $300 or, if less, the entire contract value. If a partial withdrawal plus any applicable withdrawal charge, after giving effect to any market value adjustment would reduce the contract value to less than $300, the Company will treat the partial withdrawal as a total withdrawal of the contract value.


         Withdrawals from the contract may be subject to income tax and a 10% penalty tax. Withdrawals are permitted from contracts issued in connection with
Section 403(b) qualified plans only under limited circumstances. (See "FEDERAL TAX MATTERS")

         TELEPHONE REDEMPTIONS. The contract owner may request the option to withdraw a portion of the contract value by telephone by completing the application described under "Telephone Transactions" above. The Company reserves the right to impose maximum withdrawal amounts and procedural requirements regarding this privilege. For additional information on Telephone Redemptions see "Telephone Transactions" above.

DEATH BENEFIT BEFORE MATURITY DATE

         In General. The following discussion applies principally to contracts that are not issued in connection with qualified plans, i.e., a "non-qualified contract." The requirements of the tax law applicable to qualified plans, and the tax treatment of amounts held and distributed under such plans, are quite complex. Accordingly, a prospective purchaser of the contract to be used in connection with a qualified plan should seek competent legal and tax advice regarding the suitability of the contract for the situation involved and the requirements governing the distribution of benefits, including death benefits, from a contract used in the plan.


         Determination of Death Benefit. The determination of the death benefit will be made on the date written notice and proof of death, as well as all required claims forms, are received at the Company's Annuity Service Office. No person is entitled to the death benefit until this time.

         Amount and Payment of Death Benefit. The Company will pay a death benefit equal to the contract value to the beneficiary if any contract owner dies before the maturity date. If there is a surviving contract owner, that contract owner will be deemed to be the beneficiary. No death benefit is payable on the death of any annuitant, except that if any contract owner is not a natural person, the death of any annuitant will be treated as the death of an owner. On the death of the last surviving annuitant, the contract owner, if a natural person, will become the annuitant unless the contract owner designates another person as the annuitant.

         The death benefit may be taken in the form of a lump sum immediately. If not taken immediately, the contract will continue subject to the following:
(1) The beneficiary will become the contract owner. (2) No additional purchase payments may be made. (3) If the beneficiary is not the deceased owner's spouse, distribution of the contract owner's entire interest in the contract must be made within five years of the owner's death, or alternatively, distribution may be made as an annuity, under one of the annuity options described below, which begins within one year of the owner's death and is payable over the life of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary. If the beneficiary dies before distributions described in

"(3)" above are completed, the entire remaining contract value must be distributed in a lump sum immediately. (4) If the owner's spouse is the beneficiary, the spouse continues the contract as the new owner. In such a case, the distribution rules described in "(3)" applicable when a contract owner dies will apply when the spouse, as the owner, dies.

         If any annuitant is changed and any contract owner is not a natural person, the entire interest in the contract must be distributed to the contract owner within five years.


         Death benefits will be paid within seven days of the date the amount of the death benefit is determined, as described above, subject to postponement under the same circumstances that payment of withdrawals may be postponed. (See "WITHDRAWALS")

ANNUITY PROVISIONS

GENERAL

         The proceeds of the contract payable on death, withdrawal or the contract maturity date may be applied to the annuity options described below, subject to the distribution of death benefit provisions. (See "DEATH BENEFIT BEFORE MATURITY DATE")

         Generally, annuity benefits under the contract will begin on the maturity date. The maturity date is the date specified on the contract specifications page, unless changed. If no date is specified, the maturity date is the maximum maturity date described below. The maximum maturity date is the first day of the month following the later of the 85th birthday of the annuitant or the tenth contract anniversary. The contract owner may specify a different maturity date at any time by written request at least one month before both the previously specified and the new maturity date. The new maturity date may not be later than the maximum maturity date unless the Company consents. Maturity dates which occur at advanced ages, e.g., past age 85, may in some circumstances have adverse income tax consequences. (See "FEDERAL TAX MATTERS") Distributions from qualified contracts may be required before the maturity date.


         The contract owner may select the frequency of annuity payments. However, if the contract value at the maturity date is such that a monthly payment would be less than $20, the Company may pay the higher of contract value and any annual administration fee or the amount available upon total withdrawal in one lump sum to the annuitant on the maturity date.

ANNUITY OPTIONS

         Annuity benefits are available under the contract on a fixed basis. Upon purchase of the contract, and on or before the maturity date, the contract owner may select one or more of the annuity options described below or choose an alternate form of settlement acceptable to the Company. If an annuity option is not selected, the Company will provide as a default option annuity payments to be made for a period certain of 10 years and continuing thereafter during the lifetime of the annuitant. Treasury Department regulations may preclude the availability of certain annuity options in connection with certain qualified contracts.

         The following annuity options are guaranteed in the contract.

         Option 1(a): Non-Refund Life Annuity - An annuity with payments during the lifetime of the annuitant. No payments are due after the death of the annuitant. Since there is no guarantee that any minimum number of payments will be made, an annuitant may receive only one payment if the annuitant dies prior to the date the second payment is due.

         Option 1(b): Life Annuity with Payments Guaranteed for 10 Years - An annuity with payments guaranteed for 10 years and continuing thereafter during the lifetime of the annuitant. Since payments are guaranteed for 10 years, annuity payments will be made to the end of such period if the annuitant dies prior to the end of the tenth year.

         Option 2(a): Joint & Survivor Non-Refund Life Annuity - An annuity with payments during the lifetimes of the annuitant and a designated co-annuitant. No payments are due after the death of the last survivor of the annuitant and co-annuitant. Since there is no guarantee that any minimum number of payments will be made, an annuitant or co-annuitant may receive only one payment if the annuitant and co-annuitant die prior to the date the second payment is due.

         Option 2(b): Joint & Survivor Life Annuity with Payments Guaranteed for 10 Years - An annuity with payments guaranteed for 10 years and continuing thereafter during the lifetimes of the annuitant and a designated co-annuitant. Since payments are guaranteed for 10 years, annuity payments will be made to the end of such period if both the annuitant and the co-annuitant die prior to the end of the tenth year.

         In addition to the foregoing annuity options which the Company is contractually obligated to offer at all times, the Company currently offers the following annuity options. The Company may cease offering the following annuity options at any time and may offer other annuity options in the future.

         Option 3: Life annuity with Payments Guaranteed for 5, 15 or 20 Years - An Annuity with payments guaranteed for 5, 15 or 20 years and continuing thereafter during the lifetime of the annuitant. Since payments are guaranteed for the specific number of years, annuity payments will be made to the end of the last year of the 5, 15 or 20 year period.

         Option 4: Joint & Two-Thirds Survivor Non-Refund Life Annuity - An annuity with full payments during the joint lifetime of the annuitant and a designated co-annuitant and two-thirds payments during the lifetime of the survivor. Since there is no guarantee that any minimum number of payments will be made, an annuitant or co-annuitant may receive only one payment if the annuitant and co-annuitant die prior to the date the second payment is due.

         Option 5: Period Certain Only Annuity for 5, 10, 15 or 20 years - An annuity with payments for a 5, 10, 15 or 20 year period and no payments thereafter.

DEATH BENEFIT ON OR AFTER MATURITY DATE

         If annuity payments have been selected based on an annuity option providing for payments for a guaranteed period, and the annuitant dies on or after the maturity date, the Company will make the remaining guaranteed payments to the beneficiary. Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the annuitant's death. If no beneficiary is living, the Company will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the annuitant and the beneficiary.

OTHER CONTRACT PROVISIONS

TEN DAY RIGHT TO REVIEW

         The contract owner may cancel the contract by returning it to the Service Office or agent at any time within 10 days after receipt of the contract. Within 7 days of receipt of the contract by the Company, the Company will refund the payment made for the contract.

         No withdrawal charge is imposed upon return of the contract within the ten day right to review period. The ten day right to review may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states. When the certificate is issued as an individual retirement annuity under Internal Revenue Code section 408, during the first 7 days of the 10 day period, the Company will return the contract value if this is greater than the amount otherwise payable.

OWNERSHIP

         In the case of an individual annuity contract, the contract owner is the person entitled to exercise all rights under the contract. In the case of a group annuity contract, the contract is owned by the group holder; however, all contract rights and privileges not expressly reserved to the group holder may be exercised by each owner as to his or her interest as specified in his or her certificate. Prior to the maturity date, the contract owner is the person designated in the contract specifications page or as subsequently named. On and after the maturity date, the annuitant is the contract owner. If amounts become payable to any beneficiary under the contract, the beneficiary is the contract owner.

         In the case of non-qualified contracts, ownership of the contract may be changed or the contract may be collaterally assigned at any time prior to the maturity date, subject to the rights of any irrevocable beneficiary. Assigning a contract, or changing the ownership of a contract, may be treated as a distribution of the contract value for Federal tax purposes. (See "FEDERAL TAX MATTERS")


         Any change of ownership or assignment must be made in writing. Any change must be approved by the Company. Any assignment and any change, if approved, will be effective as of the date the Company receives the request at its Annuity Service Office. The Company assumes no liability for any payments made or actions taken before a change is approved or an assignment is accepted or responsibility for the validity or sufficiency of any assignment. An absolute assignment will revoke the interest of any revocable beneficiary.

         In the case of qualified contracts, ownership of the contract generally may not be transferred except by the trustee of an exempt employees' trust which is part of a retirement plan qualified under Section 401 of the Internal Revenue Code or as otherwise permitted by applicable IRS regulations. Subject to the foregoing, a qualified contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

BENEFICIARY


         The beneficiary is the person, persons or entity designated on the contract specifications page or as subsequently named. However, if there is a surviving contract owner, that person will be treated as the beneficiary. The beneficiary may be changed subject to the rights of any irrevocable beneficiary. Any change must be made in writing, approved by the Company and if approved, will be effective as of the date on which written. The Company assumes no liability for any payments made or actions taken before the change is approved. If no beneficiary is living, the contingent beneficiary will be the beneficiary. The interest of any beneficiary is subject to that of any assignee. If no beneficiary or contingent beneficiary is living, the beneficiary is the estate of the deceased contract owner. In the case of certain qualified contracts, regulations promulgated by the Treasury Department prescribe certain limitations on the designation of a beneficiary.


ANNUITANT

         The annuitant is any natural person or persons whose life is used to determine the duration of annuity payments involving life contingencies. If the contract owner names more than one person as an "annuitant," the second person named shall be referred to as "co-annuitant." The annuitant is as designated on the contract specifications page or in the application, unless changed.

         On the death of the annuitant, the co-annuitant, if living, becomes the annuitant. If there is no living co-annuitant, the owner becomes the annuitant. In the case of certain qualified contracts, there are limitations on the ability to designate and change the annuitant and the co-annuitant.

MODIFICATION


         The Company will not change or modify the contract without the owner's or group holder's consent, as applicable, except to the extent necessary to conform to any applicable law or regulation or any ruling issued by a government agency. However, on 60 days notice to the group holder, the Company may change the withdrawal charges, administration fees, free withdrawal percentage, annuity purchase rate and the market value adjustment as to any certificates issued after the effective date of the modification. The provisions of the contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Code.


COMPANY APPROVAL

         The Company reserves the right to accept or reject a contract application at its sole discretion.

DISCONTINUANCE OF NEW OWNERS


         In the case of a group annuity contract, on thirty days notice to the group holder, the company may limit or discontinue acceptance of new applications and the issuance of new certificates under a contract.

MARKET VALUE ADJUSTMENT

         Any amount withdrawn, transferred or annuitized prior to the end of either the initial guarantee period or a renewal guarantee period will be adjusted by the market value adjustment factor described below.

         The market value adjustment factor is determined by the following formula: ((1+i)/(1+j))n/12 where:

         i - The initial guaranteed interest rate or renewal guaranteed interest rate currently being earned on the contract.


         j - The guaranteed interest rate available, on the date the request is processed by the Company, for a guarantee period with the same length as the period remaining in the initial guarantee period or renewal guarantee period. If the guarantee period of this length is not available, the guarantee period with the next highest duration which is maintained by the Company will be chosen.


         n - The number of complete months remaining to the end of the initial guarantee period or renewal guarantee period.

         There will be no market value adjustment in the following situations:
(a) death of the contract owner; (b) amounts withdrawn within one month prior to the end of the guarantee period; and (c) amounts withdrawn in any contract year that do not exceed (i) 10% of total purchase payments less (ii) any prior partial withdrawals in that year.

         The market value adjustment reflects the relationship between the initial guaranteed interest rate or the renewal guaranteed interest rate applicable to the contract and the then current available guaranteed interest rate. Generally, if the initial guaranteed interest rate or the renewal guaranteed interest rate is lower than the then current available guaranteed interest rate, then the effect of the market value adjustment will be to reduce the amount withdrawn, transferred or annuitized. Similarly, if the initial guaranteed interest rate or the renewal guaranteed interest rate is higher than the then current available guaranteed interest rate, then the effect of the market value adjustment will be to increase the amount withdrawn, transferred or annuitized. The greater the difference in these interest rates the greater the effect of the market value adjustment.

         The market value adjustment is also affected by the amount of time remaining in the guarantee period. Generally, the longer the time remaining in the guarantee period, the greater the effect of the market value adjustment on the amount withdrawn, transferred or annuitized. This is because the longer the time remaining in the guarantee period, the higher the compounding factor `n' in the market value adjustment factor.

         The cumulative effect of the market value adjustment and withdrawal charges could result in a contract owner receiving total withdrawal proceeds of less than the contract owner's investment in the contract.

         BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, THE CONTRACT OWNER BEARS THE INVESTMENT RISK THAT THE CURRENT AVAILABLE GUARANTEED INTEREST RATE OFFERED BY THE COMPANY AT THE TIME OF WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE HIGHER THAN THE INITIAL OR RENEWAL GUARANTEE INTEREST RATE APPLICABLE TO THE CONTRACT WITH THE RESULT THAT THE AMOUNT THE CONTRACT OWNER RECEIVES UPON A WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE SUBSTANTIALLY REDUCED.

         For more information on the market value adjustment, including examples of its calculation, see Appendix B.

CHARGES AND DEDUCTIONS

WITHDRAWAL CHARGE

         If a withdrawal is made from the contract before the maturity date, a withdrawal charge (contingent deferred sales charge) may be assessed against amounts withdrawn during the first seven contract years. There is never a withdrawal charge with respect to certain free withdrawal amounts described below or after seven complete contract years. The amount of the withdrawal charge and when it is assessed is discussed below:

         1. In any contract year, the free withdrawal amount for that year is the excess of (i) over (ii), where (i) is 10% of the purchase payment and (ii) is all prior partial withdrawals in that contract year. Withdrawals allocated to the free withdrawal amount may be withdrawn without the imposition of a withdrawal charge.

         2. If a withdrawal is made at the end of the initial guarantee period, no withdrawal charge will be applied provided such withdrawal occurs on or after the end of the third contract year. If a withdrawal is made at the end of any other guarantee period, no withdrawal charge will be applied provided such withdrawal occurs on or after the end of the fifth contract year. A request for withdrawal at the end of a guarantee period must be received in writing during the 30 days period preceding the end of that guarantee period.

         3. The amount of the withdrawal charge is calculated by multiplying the gross withdrawal value, less any administration fee and free withdrawal amount by the applicable withdrawal charge percentage obtained from the table below.

               NUMBER OF COMPLETED       WITHDRAWAL CHARGE
                 CONTRACT YEARS              PERCENTAGE
       -----------------------------------------------------------------
                       0                         7%
                       1                         6%
                       2                         5%
                       3                         4%
                       4                         3%
                       5                         2%
                       6                         1%
                       7+                        0%


         4. There is generally no withdrawal charge on distributions made as a result of the death of the contract owner or, if applicable, the annuitant, (see "Death Benefit Before Maturity Date - Amount and Payment of Death Benefit").


         The amount collected from the withdrawal charge will be used to reimburse the Company for the compensation paid to cover selling concessions to broker-dealers, preparation of sales literature and other expenses related to sales activity.


         For examples of calculation of the withdrawal charge, see Appendix A. Withdrawals may be subject to a market value adjustment in addition to the withdrawal charge described above. (See "MARKET VALUE ADJUSTMENT")


REDUCTION OR ELIMINATION OF WITHDRAWAL CHARGES

         The amount of the withdrawal charge on a contract or the period to which it applies may from time to time be reduced or eliminated for sales of the contracts to certain individuals or groups of individuals in such a manner that results in savings of sales expenses. The Company will consider such factors as
(i) the size and type of group, (ii) the amount of the single premium and/or
(iii) other transactions where sales expenses are reduced, when considering whether to reduce or eliminate the sales charge or the period to which it applies.

TAXES

         The Company reserves the right to charge, or provide for, certain taxes against purchase payments, contract values, death benefits or annuity payments. Such taxes may include premium taxes or other taxes levied by any government entity which the Company determines to have resulted from the (i) establishment or maintenance of the Fixed Account, (ii) receipt by the Company of purchase payments, (iii) issuance of the contracts, (iv) commencement or continuance of annuity payments under the contracts or (v) death of the owner or annuitant. In addition, the Company will withhold taxes to the extent required by applicable law.

         Except for residents in South Dakota, premium taxes will be deducted from the contract value used to provide for annuity payments unless required otherwise by applicable law. The amount deducted will depend on the premium tax assessed in the applicable state. State premium taxes currently range from 0% to 3.5% depending on the jurisdiction and the tax status of the contract and are subject to change by the legislature or other authority. (See "APPENDIX B: STATE PREMIUM TAXES") FOR RESIDENTS OF SOUTH DAKOTA, THE FOLLOWING PREMIUM TAX ASSESSMENT WILL APPLY: A premium tax will be assessed against all non-qualified purchase payments received from contract owners who are residents of South Dakota. The rate of tax is 1.25%. The state premium tax will be collected upon payment of any withdrawal benefits, upon any annuitization or payment of death benefits. In the state of South Dakota, purchase payments received in connection with the funding of a qualified plan are exempt from state premium tax.


ADMINISTRATION FEE

         To compensate the Company for assuming certain administrative expenses, the Company reserves the right to charge an annual administration fee. Prior to the maturity date, the administration fee is deducted on the last day of each contract year. If the contract is surrendered for its contract value on any date other than the last day of any contract year, the Company will deduct the full amount of the administration fee from the amount paid. Currently, no fee is being assessed.

REINSURANCE

         An indemnity coinsurance agreement was entered into between the Company and Peoples Security Life Insurance Company ("Peoples"), a subsidiary of the Providian Corporation, to reinsure fixed annuity business written by the Company for the product described in this prospectus.

         The indemnity aspects of the agreement provide that the Company remains liable for the contractual obligations whereas Peoples agrees to indemnify the Company for any contractual claims incurred. The coinsurance aspects of the agreement require the Company to transfer to Peoples an agreed upon percentage (currently, 100%) of assets backing the fixed annuity premiums received by the Company for fixed annuity contracts. Peoples reimburses the Company for a percentage of claims and provides expense allowances to cover commission and other costs associated with this fixed annuity business. Peoples contractual liability runs solely to the Company, and no contract owner shall have any right of action against Peoples.

         Peoples is responsible for investing the fixed annuity premiums received and is at risk for any potential investment gains and losses. Under this agreement, the Company will continue to administer the fixed annuity business for which it will earn an expense allowance. The Company has set up a reserve to recognize that expense allowances received from Providian under this indemnity coinsurance agreement do not fully reimburse the Company for overhead expenses allocated to this fixed annuity line of business (See Note F to the Company's financial statements).

Peoples is a wholly-owned subsidiary of Louisville, Kentucky based Providian Corporation, a diversified financial services corporation.


            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA


DESCRIPTION OF BUSINESS

         ORGANIZATION AND HISTORY


         The Company is a stock life insurance company organized under the laws of Delaware in 1979. The Company's principal office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. The ultimate parent of the Company is The Manufacturers Life Insurance Company ("Manulife"), a Canadian mutual life insurance company based in Toronto, Canada. Prior to January 1, 1996, the Company was a wholly owned subsidiary of North American Life Assurance Company ("NAL"), a Canadian mutual life insurance company. On January 1, 1996 NAL and Manulife merged with the combined company retaining the Manulife name.

         Effective January 1, 1996, immediately following the merger of NAL and Manulife, the Company experienced a corporate restructuring which resulted in the formation of a newly organized holding corporation, NAWL Holding Co., Inc. ("NAWL"). NAWL holds all of the outstanding shares of the Company and Wood Logan Associates, Inc. ("WLA"). Manulife owns all class A shares of NAWL, representing 85% of the voting shares of NAWL. Certain employees of WLA own all class B shares, which represent the remaining 15% voting interest in NAWL.

         On June 19, 1992, the Company formed The Manufacturers Life Insurance Company of New York, formerly, First North American Life Assurance Company ("Manulife New York"). Subsequently, on July 22, 1992, Manulife New York was granted a license by the New York State Insurance Department. Manulife New York issues fixed and variable annuity contracts in the State of New York.

         MSS, a wholly-owned subsidiary of the Company, acts as principal underwriter to the contracts issued by the Company and Manulife New York. MSS has entered into a promotional agent agreement with WLA to act as the non-exclusive agent for the promotion of the Company's insurance contract sales. (See "Distributor" below).


         PRODUCT LINES


         The Company issues fixed and variable annuities and variable life contracts. Premiums received during 1996 totaled $1,049.1 million, gross of reinsurance of $21.8 million, and included $7.0 million from variable annuity contracts, $1009.9 million from combination fixed and variable annuity contracts and $10.4 million from variable life contracts. Amounts invested in the fixed portion of the Company's insurance contracts are allocated to the general account of the Company or in the case of the contract described in this prospectus, to a non-unitized separate account of the Company. Amounts invested in the variable portion of the contracts are allocated to separate accounts of the Company. The separate account assets (other than the separate account described in this prospectus) are invested in shares of Manufacturers Investment Trust, a no-load, open end management investment company organized as a Massachusetts business trust.





         As of December 31, 1996, the Company was licensed to sell fixed and variable annuities insurance in all states except New Hampshire, New York, Rhode Island and Vermont and was licensed to sell variable life insurance in all states except New Hampshire, New York, North Carolina and Vermont.

         PROPERTY AND OFFICE LOCATION

         The Company's offices are located at 116 Huntington Avenue, Boston, Massachusetts where the Company leases office space. The Company owns no real property which is used for business purposes.

MANAGEMENT DISCUSSION & ANALYSIS

         OVERVIEW


         The Company issues fixed and variable annuity contracts and variable life insurance. Amounts invested in variable contracts are allocated to separate accounts of the Company. The assets of the separate accounts are invested in shares of the Manufacturers Investment Trust, a no-load, open-end management investment company organized as a Massachusetts business trust. Amounts invested in the fixed portion of the contracts are subject to an indemnity coinsurance agreement entered into between the Company and Peoples Security Life Insurance Company ("Peoples") effective June 30, 1995. All sales and marketing support for the annuity and life business is provided by WLA. Annuity and variable life products are primarily sold though major wirehouses, regional broker dealers, financial planners and banks.

         The Company's primary sources of earnings are separate account fees earned on variable contractholders' account balances and advisory fees earned on separate account assets. Hence, a key factor in the Company's profitability is sustained growth in the underlying assets through market performance coupled with the ability to acquire and retain annuity and variable life deposits. Although strong sales position the Company for future growth in surplus, initially under statutory accounting there is a loss from operations due to the expensing of acquisition costs (principally commission costs) in excess of the expense allowances provided in the reserve basis. Whenever a company experiences rapid growth relative to the total business inforce, as the Company has since 1992, the first year losses on new business will generally exceed the profits generated on the inforce business. This result is due to the conservative nature of statutory accounting. Eventually, as the profits on the inforce block of business become greater than the cost of writing new business, profits will emerge.

         BASIS OF PRESENTATION


         Financial results have been prepared on the basis of statutory accounting practices which until December 31, 1995, were considered by the insurance industry to be in accordance with generally accepted accounting principles (GAAP) for mutual life insurance companies and their wholly-owned subsidiaries. Commencing January 1, 1996, financial statements prepared on the basis of statutory accounting practices will no longer be considered in accordance with GAAP. A description of the accounting policies can be found in Note B to the December 31, 1996 audited financial statements.


         RESULTS OF OPERATIONS


                     JUNE 30, 1997 COMPARED TO JUNE 30, 1996

         Net gain was $5.9 million in the second quarter of 1997 compared to a loss of $5.5 million in the second quarter of 1996. Included in the prior years net loss was $1.8 million of realized capital losses on the disposition of real estate. For the six months ended June 30, 1997 net income was $1.2 million versus a loss of $4.7 million in 1996. Included in year to date results for 1997 was $2.1 million of realized capital losses. Included in the year to date results in 1996 was $0.2 million of realized capital gains. Strong market performance in 1997 has resulted in an increase in total annuity deposits and more favorable asset based fee income. Total annuity deposits, increased 37.6% in the second quarter from $293.9 million to $404.5 million, primarily as a result of the Company's strategic change in its separate account investment platform. Favorable annuity deposits coupled with the current strong equity market performance have resulted in higher asset based fees which have offset the negative strain of writing new business.

                              1996 COMPARED TO 1995

         The Company incurred a gain of $3.1 million in 1996 versus a loss of $7.3 million in 1995. The gain in 1996 coincides with the level sales over the past few years as profits from the inforce business begin to exceed the initial strain caused by writing new business. Also contributing to the gain was enhanced fee income earned on separate account assets. Total mortality and expense fee income earned on separate account assets increased by $23 million in 1996. Total annuity deposits increased from $991.6 million in 1995 to $1,027.4 million in 1996. Although annuity deposits were relatively flat, separate account assets continued to grow with an increase of $1,544.5 million, or 31% from $4,914.7 million in 1995 to $6,459.2 million in 1996. This growth resulted from the continued strong equity market performance, as well as $188 million of transfers from the Company's fixed account options. Separate account benefits also increased by $112 million, reflecting the overall increase in separate account assets and maturing of the inforce business.


                              1995 COMPARED TO 1994

         The Company incurred a net loss from operations of $7.3 million versus a loss of $30.4 million in 1994. Although there was a significant improvement relative to 1994 results, specific events occurred in 1995 that resulted in the net loss recorded.


         Annuity deposits decreased from $1,140.0 million to $991.6 million in 1994 and 1995, respectively. The reduction in annuity deposits was primarily the result of below market investment results within the Manulife Investment Trust, the underlying mutual fund for the annuity product, and investor concern over the downgrade in the rating received from A. M. Best of our previous parent company and the cession of fixed annuity deposits for the second half of 1995. Annuity benefits increased from $206.7 million to $269.7 million in 1994 and 1995, respectively which was expected given the higher and more mature business in force. Both the growth in annuity deposits and benefits are offset by the change in separate account liabilities of $415.6 million in 1995 and 732.8 million in 1994. With the growth in separate account assets, due to net deposits and investment performance the Company recognized an increase in mortality and expense fees of approximately $10.9 million in 1995 versus 1994. Investment performance within the Manufacturers Investment Trust improved significantly in 1995 versus 1994. This resulted in an increase in potential surrender charges available therefore reducing statutory reserves under the Commissioner Annuity Reserve Valuation Method. This reserve reduction improved statutory earnings for 1995.

         The loss of $7.3 million recognized in 1995 did reflect the establishment of additional reserves of $19 million required by the NAIC under Guideline GGG. This regulation clarified how the Commissioner's Annuity Reserve Valuation Method ("CARVM") is to be applied with the result that reserves must be sufficient to protect the Company against the worst possible combination of events as part of its reserve adequacy testing.

         Under the coinsurance agreement with Peoples, the Company expensed an initial consideration of $727.5 million which resulted in a net decrease in reserves expenses of $621.5 million and an increase in surplus of approximately $10.0 million, of which $7.5 million had a positive effect on income in 1995. Effective December 31, 1994 the Company recaptured its reinsurance with its parent, NAL, by paying a recapture fee which resulted in a negative effect on income of $6.5 million.


         Commission costs decreased from $82.0 million to $73.6 million in 1994 and 1995, respectively directly due to the decrease in annuity deposits. Other expenses, including general expenses and interest increased from $23.9 million to $31.9 million in 1994 and 1995, respectively as a result of incurring additional debt to finance acquisition costs and added personnel and technology related costs to support the larger inforce block of annuity business.

         Additionally, an increase in net investment income earned on general account assets and a decrease in realized capital losses had a $9.8 million positive impact on earnings in 1995.





         FINANCIAL POSITION

         Assets and Liabilities


                   JUNE 30, 1997 COMPARED TO DECEMBER 31, 1996

         Total assets increased from $6,517.8 million at December 31, 1996 to $7,756.1 million at June 30, 1997 an increase of $1.2 billion. Separate account assets of $7,695.5 million represent 99.2% of total assets, or $7,695.5 million as the Company continues to focus on its variable option insurance products.


                 DECEMBER 31, 1996 COMPARED TO DECEMBER 31, 1995

         Total assets increased from $4,962.5 million at December 31, 1995 to $6,517.8 million at December 31, 1996 an increase of $1,555.3 million or 31%. Virtually all ($1,544.6 million) of the increase was in the Company's separate account assets, since all general account business has been reinsured, except for $2.4 million of the fixed account of a new variable life product. There was a comparable increase in separate account liabilities.


                 DECEMBER 31, 1995 COMPARED TO DECEMBER 31, 1994


         At December 31, 1995 total assets were $4,962.5 million, an increase of $722.3 million or 17.0% from 1994. Total liabilities at December 31, 1995 were $4,912.3 million an increase of $731.5 million over 1994. Separate account assets and liabilities increased by $1,253.5 million from 1994 directly due to the increase in sales and positive investment performance. In 1995, the Company entered into an indemnity coinsurance agreement with Peoples which transferred all assets backing its fixed annuity obligations to the reinsurer. As a result of this agreement, general account assets declined from $578.9 million at December 31, 1994 to $47.8 million at December 31, 1995.


         Capital and Surplus


                   JUNE 30, 1997 COMPARED TO DECEMBER 31, 1996

         Total capital and surplus increased from $69.6 million at December 31, 1996 to $70.7 million at June 30, 1997, an increase of $1.1 million principally due to the net income from operations.

                 DECEMBER 31, 1996 COMPARED TO DECEMBER 31, 1995

         Total capital and surplus increased by $19.4 million in 1996, due to the receipt of $18 million of paid-in capital and the gain from operations of $3.1 million. Offsetting these increases were net changes in surplus due to reinsurance ($3.3 million decrease) and non-admitted assets ($1.6 million increase).

                 DECEMBER 31, 1995 COMPARED TO DECEMBER 31, 1994

         Total capital and surplus at December 31, 1995 was $50.2 million, a decrease of $9.3 million from December 31, 1994. The primary reason for the change in surplus was due to the loss from operations of $7.3 million. Other surplus adjustments which netted to a negative surplus affect of $2.0 million included: allowance for reinsurance ceded of $3.0 million offset by a combined net change in non-admitted assets, net unrealized capital gains(losses) and valuation reserve of $1.0 million.


         LIQUIDITY AND CAPITAL RESOURCES

         The growth of the variable annuity market, particularly the substantial increase in the Company's sales since 1993, has resulted in the Company needing to obtain cash financing to support this growth. This is driven by the fact that the Company must invest 100% of the variable option premiums in the separate accounts while paying commissions on that block of business. Prior to 1995, the Company used capital and general account assets to fund commissions. However since 1995, under the Peoples fixed account reinsurance agreement, the Company settles all general account obligations on a timely basis with Peoples. Therefore, substantially all commission costs are financed through borrowing and internally generated cash flows.

         Since the commissions paid on separate account business exceed the separate account surplus, the Company obtained external financing in 1994 by entering into a $150 million revolving credit and term loan agreement (the "Loan") with the Canadian Imperial Bank of Commerce and Deutsche Bank AG ("CIBC"). The Loan was collateralized by the mortality and expense risk charges and surrender charges due from a separate account (that is distinct from the separate account for the product described in this Prospectus) excluding any portion thereof subject to existing reinsurance agreements. The Loan is subordinated in every respect to the claims of the Company's contractholders. The Company was subject to various affirmative and negative covenants under this Loan, whereby breach of these covenants could have caused an event of default. Such covenants required the Company to meet certain financial ratios and placed restrictions on incurring additional debt, reinsurance and capital changes.

         As a result of the merger with Manulife, the Company became party to a restructured lending facility that will provide sufficient cash flow needs at more favorable interest rate margins. Consequently, in April 1996, the Company extinguished its debt with CIBC through a restructured financing arrangement directly with Manulife.

         Aside from the financing needs for funding acquisition costs, the Company's cash flows are adequate to meet the general obligations on all annuity contracts.

         REINSURANCE

         Peoples Security Life Insurance Company. See "REINSURANCE" for a description of the reinsurance agreement with Peoples Security Life Insurance Company.

         Connecticut General Life Insurance Company and Swiss Re Life Company America. The Company entered into treaties with Connecticut General Life Insurance Company ("CIGNA") and Swiss Re Life Company America ("Swiss"), effective July 1, 1995 and August 1, 1995, respectively, to reinsure its minimum death benefit guarantee risks, with each company assuming 50% of the risk. In addition, the Company reinsured with CIGNA 50% of its risk related to the waiving of surrender charges at death. The Company is paying CIGNA and Swiss under these reinsurance agreements an asset based premium, the level of which varies with both the amount of exposure to this risk and the realized experience.

         Transamerica. Effective November 1, 1995, the Company entered into two reinsurance agreements with Transamerica Occidental Life Insurance Company ("Transamerica") for variable life insurance contracts. The first reinsurance agreement provides quota-share modified-coinsurance for contract obligations attributable to the variable account investment options. The second reinsurance agreement provides yearly renewable term coverage for insurance amounts in excess of the Company's retention limits.

         ITT Lyndon Life. On December 31, 1993, the Company entered into a modified coinsurance agreement with ITT Lyndon Life, to cede one of the Company's variable annuity contract forms. As of December 31, 1995, 95% of these contracts were ceded.

         Paine Webber Life. Effective December 31, 1994, the Company entered into an indemnity reinsurance agreement with Paine Webber Life to reinsure a portion of its policy forms. The quota share percentage varies between 15% and 35% depending on the policy form. The form of reinsurance is modified coinsurance and only covers the variable portion of contract written by Paine Webber brokers. All elements of risk (including mortality, persistency and investment performance) have been transferred with the exception of the minimum death benefit guarantee. The Company receives an allowance to cover the expected cost of the minimum death benefit guarantee.

         Under each of the reinsurance agreements, the Company remains primarily liable for the payment of benefits to all policyholders. In the event of a reinsurer becoming insolvent, the Company remains liable for policyholder benefits. For further information on the Company's reinsurance, see note F to the Company's financial statements in this Prospectus.

         RESERVES

         In accordance with insurance laws and regulations under which the Company operates and statutory accounting principles, the Company is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on its outstanding contracts. Reserves are based on mortality tables in general use in the United States and are computed to equal amounts that, with additions from premiums to be received and with interest on such reserves computed annually at certain assumed rates, will be sufficient to meet the Company's contract obligations at their maturities or in the event of the insured's death. In the financial statements included in this Prospectus, these reserves are determined in accordance with statutory accounting principles.

         For further information on the Company's reserves, see note E to the Company's financial statements in this Prospectus.

         INVESTMENTS

         As noted above under "Reinsurance," all assets backing the fixed annuity obligations of the Company were transferred to Peoples. The Company's assets must be invested in accordance with requirements of applicable state laws and regulations regarding the nature and quality of investments that may be made by insurance companies and the percentage of its assets that may be held in certain types of investments. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

         COMPETITION

         The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing annuity products. There are approximately 2,100 stock, mutual and other types of insurers in the life insurance business in the United States, a significant number of which are substantially larger than the Company. As of December 31, 1996, the Company had 194 employees.

         GOVERNMENT REGULATION


         The Company is subject to the laws of the state of Delaware governing insurance companies and to the regulation of the Delaware Insurance Department (Manulife New York is subject to the laws and regulation of the State of New
York). In addition, the Company is subject to regulation under the insurance laws of other jurisdictions in which the Company operates. Regulation by each insurance department includes periodic examination to determine the Company's contract liabilities and reserves so that each insurance department may verify that these items are correct. Regulation by supervisory agencies includes licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulation of the type and amounts of investments permitted. The Company's books and accounts are subject to review by each insurance department and other supervisory agencies at all times, and the Company files annual statements with these agencies. A full examination of the Company's operations is conducted periodically by the Delaware insurance department.

         In addition, several states, including Delaware and Michigan, regulate affiliated groups of insurers, such as the Company, under insurance holding company legislation. Manulife's state of entry for insurance regulatory purposes is Michigan. In addition, several of its insurance subsidiaries are domiciled there. Consequently, Michigan's Insurance Bureau has jurisdiction in applying such legislation to transactions between Manulife and its U.S. insurance company affiliates. Under such laws, intercompany transactions, transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies. Transactions between the Company and WLA are primarily regulated by Delaware, but may also be regulated by Michigan if the transaction involves Manulife or any of its insurance subsidiaries domiciled in Michigan.

         Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments on the Company under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.


         Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal legislation that removed barriers preventing banks from engaging in the insurance business or that changed the Federal income tax treatment of insurance companies, insurance company products, or employee benefit plans could significantly affect the insurance business.

                            SELECTED FINANCIAL DATA


                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                            6/30/97       ---------------------------------------------------------------------
                                           unaudited           1996              1995         1994         1993         1992
                                       ---------------    --------------      ----------   ----------   ----------   ----------
                                                                                   (IN THOUSANDS)
REVENUES
Premiums, Annuity Deposits and Other
  Revenue............................   $      724,899    $    1,027,373      $  991,552   $1,139,953   $1,255,219   $  471,449
Investment Income, Net of Investment
  Expenses...........................            2,421             5,172          35,910       30,560       27,851       30,307
Commissions and Expense Allowances on
  Reinsurance Ceded..................           12,899            25,223          14,677        7,019          587        9,378
Reserve Adjustment on Reinsurance
  Ceded..............................          (26,682)          (16,460)        (48,223)      (6,024)     (23,682)     114,567
Other Revenue........................            1,279             3,880           3,901        4,968
                                        --------------    --------------      ----------   ----------   ----------   ----------
                                               714,816         1,045,188         997,817    1,176,476    1,259,975      625,701
                                        --------------    --------------      ----------   ----------   ----------   ----------
BENEFITS AND EXPENSES
Policyholder Benefits................          244,228           381,765         269,689      206,711      195,065      115,655
Commissions on Premiums and Annuity
  Considerations.....................           49,695            82,257          73,594       81,981       82,137       43,291
Reserves.............................            1,131             1,743        (517,161)     146,552        5,338       20,902
Net Transfers to Separate Accounts...          389,484           525,172         415,529      732,768      971,871      428,857
Reinsurance Costs....................            2,378             3,204         727,523
Other Expenses.......................           24,451            48,570          33,298       31,883       13,945       37,078
                                        --------------    --------------      ----------   ----------   ----------   ----------
                                               711,367         1,042,711       1,002,472    1,199,895    1,268,356      645,783
                                        --------------    --------------      ----------   ----------   ----------   ----------
Loss Before Federal Income Tax
  Provision..........................            3,449             2,477          (4,655)     (23,419)      (8,381)     (20,082)
Federal Income Tax Provision.........              142                85                          6          193
                                        --------------    --------------      ----------   ----------   ----------   ----------
Loss from Operations After Federal
  Income Tax Provision...............            3,307             2,392          (4,655)     (23,425)      (8,574)     (20,082)
Net Realized Capital Gains
  (Losses)...........................           (2,137)              675          (2,633)      (7,029)      (2,104)        (229)
                                        --------------    --------------      ----------   ----------   ----------   ----------
Net Loss from Operations.............   $        1,170    $        3,067      ($   7,288)  ($  30,454)  ($  10,678)  ($  20,311)
                                        ==============    ==============      ==========   ==========   ==========   ==========
Total Assets.........................   $7,756,111,016    $6,517,773,444      $4,962,504   $4,240,248   $3,415,584   $2,024,019
                                        ==============    ==============      ==========   ==========   ==========   ==========


OFFICERS AND DIRECTORS OF THE COMPANY

         The directors and executive officers of the Company, together with their principal occupations during the past five years, are as follows:


NAME                         POSITION WITH THE                         PRINCIPAL OCCUPATION
                             COMPANY
John D. DesPrez III          Director* and President                   Vice President, U.S. Annuities, Manulife,
                                                                       September 1996 to present; Director and
Age: 40                                                                President of the Company, September 1996 to
                                                                       present; Vice President, Mutual Funds,
                                                                       Manulife, January, 1995 to September 1996,
                                                                       President and Chief Executive Officer, North
                                                                       American Funds, March 1993 to September
                                                                       1996; Vice President and General Counsel of
                                                                       the Company, January 1991 to June 1994.

Peter S. Hutchison           Director*                                 Senior Vice President, Corporate Taxation,
                                                                       Manulife, January 1996 to present; Director
Age: 47                                                                of the Company January 1991 to present;
                                                                       Executive Vice President and Chief Financial
                                                                       Officer, North American Life, September 1994
                                                                       to December 31, 1995; Senior Vice President
                                                                       and Chief Actuary, North American Life,
                                                                       April 1992 to August 1994; Vice President
                                                                       and Chief Actuary, North American Life,
                                                                       September 1990 to March 1992.

John D. Richardson           Director* and Chairman of the             Senior Vice President and General Manager,
                             Board                                     U.S. Operations, Manulife, January 1995 to
Age: 59                                                                present; Director and Chairman of the Board
                                                                       of the Company, March 1997 to present;
                                                                       Senior Vice President and General Manager,
                                                                       Canadian Operations, Manulife, June 1992 to
                                                                       January 1995; Senior Vice President,
                                                                       Financial Services, Manulife, prior to June
                                                                       1992.

Robert Boyda                 Vice Present, Investment                  Vice President, Investment Management
                             Management Services                       Services of the Company, January 1997 to
Age: 41                                                                present; Assistant Vice President,
                                                                       Management Service, Manulife, August 1994 to
                                                                       January 1997; General Manager, Retail
                                                                       Banking, CIBC, January 1987 to April 1994.

James R. Boyle               Vice President, Administration            Vice President, Administration Accumulation
                                                                       Products, Manulife September 1996 to
Age: 38                                                                present; Vice President, Administration of
                                                                       the Company, September 1996 to present; Vice
                                                                       President, Treasurer and Chief
                                                                       Administrative Officer, North American
                                                                       Funds, June 1994 to September 1996;
                                                                       Corporate Controller of the Company, July
                                                                       1993 to June 1994; Mutual Fund Accounting
                                                                       Executive of the Company, June 1992 to July
                                                                       1993; Audit Manager, Coopers & Lybrand
                                                                       L.L.P, 1990 to June 1992.

James D. Gallagher           Vice President, Secretary and             Vice President, Legal Services U.S.
                             General Counsel                           Operations, Manulife, January 1996 to
Age: 43                                                                present; Vice President, Secretary and
                                                                       General Counsel of the Company, June 1994 to
                                                                       present; Vice President and Associate
                                                                       General Counsel, The Prudential Insurance
                                                                       Company of America, 1990-1994.

Richard C. Hirtle            Vice President, Treasurer, and            Vice President, Chief Financial Officer,
                             Chief Financial Officer                   Annuities, Manulife, January 1996 to
Age: 42                                                                present; Chief Financial Officer of the
                                                                       Company, September 1996 to present; Vice
                                                                       President of the Company January 1996 to
                                                                       present; Treasurer of the Company November
                                                                       1988 to present.

Hugh C. McHaffie             Vice President, U.S. Annuities            Vice President, Annuities and Product
                             Product and Development                   Development, of Manulife, January 1996 to
Age: 38                                                                present; Vice President, U.S. Annuities
                                                                       Product and Development of the Company
                                                                       August 1994 to present; Product Development
                                                                       Executive of the Company, August 1990 to
                                                                       August 1994.

David W. Libbey              Vice President, Finance                   Vice President, Finance of the Company June
                                                                       1997 to present; Vice President & Actuary,
Age: 49                                                                Second Vice President & Actuary, Associate
                                                                       Actuary, Paul Revere Insurance Group June
                                                                       1970 to March 1997.

Joseph Scott                 Vice President, Accumulation              Vice President, Accumulation Life Products
                             Life Products                             of the Company, March 1997 to present;
Age: 48                                                                President, First North American Life,
                                                                       November 1996 to present; President, North
                                                                       American Funds, October 1996 to present;
                                                                       Vice President, Business Development and
                                                                       Marketing, North American Funds January 1996
                                                                       to October 1996; Vice President, Annuities,
                                                                       Manulife January 1995 to December 1995; Vice
                                                                       President, Distribution, Manulife January
                                                                       1991 to December 1994.

Janet Sweeney                Vice President, Corporate                 Vice President, Human Resources, U.S.
                             Services                                  Operations, Manulife, January 1996 to
Age: 47                                                                present; Vice President, Corporate Services
                                                                       of the Company, January 1995 to present;
                                                                       Executive, Corporate Services of the
                                                                       Company, July 1989 to December 1994.

John G. Vrysen               Vice President and Chief Actuary          Vice President and Chief Financial Officer,
                                                                       U.S. Operations, Manulife, January 1996 to
Age: 42                                                                present; Vice President and Chief Actuary of
                                                                       the Company, January 1986 to present.

*Each Director is elected to serve until the next annual meeting of shareholders or until his or her successor is elected and qualified.

EXECUTIVE COMPENSATION


         The Company's executive officers may also serve as officers of one or more of the Company's affiliates including Manulife New York and Manulife and its affiliates. Allocations have been made as to such officers' time devoted to duties as executive officers of the Company. The following table shows the allocated compensation paid or awarded to or earned by the Company's Chief Executive Officer for services provided to the Company. No other executive officer had allocated cash compensation in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------
NAME AND            YEAR     SALARY       BONUS     OTHER ANNUAL    ALL OTHER
PRINCIPAL                                           COMPENSATION    COMPENSATION
POSITION                                            (1)             (2)
--------------------------------------------------------------------------------
William J.          1996    $101,250     $ 3,790      $4,531           $4,521
Atherton,
President*
John D DesPrez,     1996    $107,004     $10,673      $  969           $5,108
President**

*President prior to September 1996.

**President since September 1996.

(1) Other Annual Compensation includes car allowance, car expense reimbursement and group term life insurance premiums.

(2) Other Compensation includes Company paid 401(k) plan and pension contributions.

         No executive officer participates in the formulation of his or her compensation. The compensation of executive officers is determined by the individual to whom the officer reports and is approved by Manulife.

         In addition to cash compensation, all officers are entitled to a standard benefit package including medical, dental, pension, basic and dependent life insurance, defined contribution plan and long and short-term disability coverage. There are no other benefit packages which currently enhance overall compensation by more than 10%.

         Executive officers participate in certain plans sponsored by the Company. A short-term incentive plan is in place for all employees of the Company at the executive level and above. Pay-outs under the short-term incentive plan are based on a percentage of salary and the employee's level in the organization.

         All employees at the Assistant Vice President level or above are eligible for the Manulife Annual Incentive Plan. Under this plan, a reward target is established for each organizational level of Manulife, expressed as a percentage of the employee's base salary as of December 31st of the plan year. Incentive payments are based on Manulife earnings and organizational level objectives as well as individual achievement.

         All employees at the Vice President level and above are eligible to participate in the Manulife Long Term Incentive Plan. The Manulife Long Term Incentive Plan is an appreciation rights plan. Participation in this plan is generally granted to officers of Manulife who are recommended for participation in the plan by the Chief Executive Officer of Manulife and the Management Resource Compensation Committee of Manulife. Grants under the plan are calculated based on the officer's position at Manulife as well as certain other factors and are split evenly into two categories, cash appreciation rights and retirement appreciation rights. Grants appreciate proportionally to the statutory surplus of Manulife. Cash appreciation rights may be exercised on or after the fourth anniversary of the grant whereas retirement appreciation rights may only be exercised upon retirement.

         Prior to December 31, 1995, NAL maintained a defined benefit pension plan for all U.S. employees which vests at five years of service. This plan has been continued by Manulife. Benefit pay-out is a function of years of service and average earnings during the employee's last five years of service. Under the Internal Revenue Code of 1986, as amended (the "Code"), the annual Pension Credit is currently earned at a maximum salary of $150,000.

Normal retirement age is 65. Pay-out is an annuity based with either a single life with a 10 year guarantee or joint life and 50% survivor. The normal retirement benefit is a monthly pension benefit in an amount equal to the Employer Pension Credit plus the Participant Pension Credit (The plan has been non-contributory since January 1, 1990). The Employer Pension Credit is determined as follows:

         The Employer Pension Credit is generally equal to the average of the pension Units A during the employee's last five years of employment, multiplied by the years of benefit service earned after December 31, 1966 (not to exceed 35 years). For each year in the average period, the Pension Units A is equal to 1.1% of compensation plus 0.4% of compensation in excess of the Social Security Taxable Wage Base. Pension Units A prior to January 1, 1981 are calculated using only compensation less than or equal to $75,000.

         Combined pension benefits at age 65 under these arrangements are as follows:


                                        Years of Service
--------------------------------------------------------------------------------
  Remuneration*         15         20          25          30         35
--------------------------------------------------------------------------------
    $125,000         $21,881    $29,175     $36,468     $43,762    $51,056
     150,000          26,995     35,994      44,992      53,990     62,989
     175,000          30,239     40,318      50,398      60,478     70,557
     200,000          30,510     40,680      50,850      61,020     71,190
     225,000          30,510     40,680      50,850      61,020     71,190
     250,000          30,510     40,680      50,850      61,020     71,190
     300,000          30,510     40,680      50,850      61,020     71,190
     400,000          30,510     40,680      50,850      61,020     71,190


*Remuneration table is based on a 100% time allocation to the Company.


         William J. Atherton and John D. DesPrez have 32 years and 6 years of vested service, respectively.



         Effective January 1, 1996, employees of the Company with earnings exceeding federally mandated limits and eligible for the Manulife or NAL U.S. defined benefit pension plan, became eligible for Manulife's Supplemental Executive Retirement Plan. This is a noncontributory, non-qualified plan intended to provide additional pension income consistent with the executive's pre-retirement income. The pension earned under the Supplemental Executive Retirement Plan is 60% of the average of the highest 5 years of earnings up to $200,000 plus 30% of the average of the highest 5 years of earnings between $200,000 and $500,000 plus 10% of the average of the highest 5 years of earnings in excess of $500,000, less 15.75% of the average of the 3 years earnings up to the Social Security Covered Compensation, multiplied by the credited years of service (up to a maximum of 35 years), divided by 35, less the pension earned under the Manulife or NAL U.S. defined benefit pension plan.


         Combined pension benefits at age 65 under these arrangements are as follows:

                                         Years of Service
--------------------------------------------------------------------------------
  Remuneration*         15         20          25          30         35
--------------------------------------------------------------------------------
    $150,000         $     0    $     0     $     0     $     0    $      0
     175,000           2,138      2,850       3,563       4,275       4,988
     200,000           7,673     10,230      12,788      15,345      17,903
     225,000          12,930     17,240      21,550      25,860      30,170
     250,000          15,853     21,137      26,421      31,705      36,989
     300,000          21,697     28,930      36,162      43,395      50,627
     400,000          33,387     44,516      55,645      66,774      77,903
     500,000          45,077     60,102      75,128      90,153     105,179

     The Company offers a defined contribution plan pursuant to 401(k) of the Code which allows employees to contribute up to 6% of their base annual salary. The Company matches 50% of the employee contributions as well as contributes a floor amount of 2% of base pay for each pay period. The maximum total contribution (including employer contributions), based on the maximum taxable wage as set forth in the Code is $16,500. Company employees are 100% vested in the Company floor contributions and personal contributions to the plan. Employees become 100% vested in the employer matching contributions if he or she retires on or after age 65, becomes disabled or dies. Otherwise, employees earn a right to employer contributions through the following vesting schedule:

              Years of Service        Vested Portion of Company Contribution
      ----------------------------------------------------------------------
              Less than 3             None
              At least 3              33 1/3%
              At least 4              66 2/3%
              5 or more               100%

         Directors of the Company, all of whom are also officers or employees of the Company or its affiliates, receive no compensation in addition to their compensation as officers or employees of the Company or its affiliates. No shares of the Company or any of its affiliates are owned by any executive officer or Director of the Company.


THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA SEPARATE ACCOUNT D, FORMERLY, NASL FIXED ACCOUNT (THE "FIXED ACCOUNT")

         The Company established the Fixed Account in 1996 as a separate account under Delaware law. It is not a registered investment company. The Fixed Account holds assets that are segregated from all of the Company's other assets. The Fixed Account is currently used only to support the obligations under the contracts offered by this prospectus. These obligations are based on interest rates credited to the contracts and do not depend on the investment performance of the Fixed Account. Any gain or loss in the Fixed Account accrues solely to the Company and the Company assumes any risk associated with the possibility that the value of the assets in the Fixed Account might fall below the reserves and other liabilities that must be maintained. Should the value of the assets in the Fixed Account fall below reserve and other liabilities, the Company will transfer assets from its General Account to the Fixed Account to make up the shortfall. The Company reserves the right to transfer to its General Account any assets of the Fixed Account in excess of such reserves and other liabilities and to maintain assets in the Fixed Account which support any number of annuities which the Company offers or may offer. The assets of the Fixed Account are not insulated from the claims of the Company's creditors and may be charged with liabilities which arise from other business conducted by the Company. Thus the Company may, at its discretion if permitted by applicable state law, transfer existing Fixed Account assets to, or place future Fixed Account allocations in, it General Account for purposes of administration.

         The assets of the Fixed Account will be invested in those assets chosen by the Company and permitted by applicable state laws for separate account investment. As noted above under "REINSURANCE," Peoples is responsible for investing an agreed upon percentage (currently, 100%) of the assets in the Fixed Account.


DISTRIBUTION OF THE CONTRACT


         MSS, 116 Huntington Avenue, Boston, Massachusetts, 02116, a wholly-owned subsidiary of the Company, is the principal underwriter of the contract. MSS is a broker-dealer registered under the 1934 Act and a member of the National Association of Securities Dealers, Inc. (the "NASD"). MSS has entered into an non-exclusive promotional agent agreement with WLA. WLA is a broker-dealer registered under the 1934 Act and a member of the NASD. WLA is a wholly owned subsidiary of a holding company that is 85% owned by Manulife and approximately 15% owned by the principals of WLA. Sales of the contract will be made by registered representatives of broker-dealers authorized by MSS to sell the contracts. Such registered representatives will also be licensed insurance agents of the Company. Under the promotional agent agreement, WLA will recruit and provide sales training and licensing assistance to such registered representatives. In addition, WLA will prepare sales and promotional materials for the Company's approval. MSS will pay distribution compensation to selling brokers in varying amounts which under normal circumstances are not expected to exceed 5% of purchase payments. MSS may from time to time pay additional compensation pursuant to promotional contests. Additionally, in some circumstances, MSS will provide reimbursement of certain sales and marketing expenses. MSS will pay WLA for providing marketing support for the distribution of the contract.


LEGAL PROCEEDINGS

         There are no material pending legal proceedings, other than ordinary routine litigation, to which either the Company or any of its subsidiaries is a party or to which any of their property is subject and, to the best knowledge of the Company, no such proceedings are contemplated by any governmental authority.

LEGAL MATTERS

         All matters of applicable state law pertaining to the contract, including the Company's right to issue the contract thereunder, have been passed upon by James D. Gallagher, Esq., Vice President, Secretary and General Counsel of the Company.


INDEPENDENT AUDITORS

         The financial statements of the Company at December 31, 1996 and for the year then ended appearing in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and is included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


         The statutory balance sheet of the Company as of December 31, 1995 and the related statutory statements of operations, changes in capital and deficit and cash flows for each of the two years in the period ended December 31, 1995, appearing in this Prospectus have been included herein in reliance on the report (which report includes an adverse opinion as to generally accepted accounting principles and an unqualified opinion as to statutory accounting practices prescribed or permitted by the Insurance Department of the State of Delaware), of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


         The financial statements of the Company which are included in the Prospectus should be considered only as bearing on the ability of the Company to meet its obligations under the contracts. They should not be considered as bearing on the investment performance of the assets held in the Variable Account.


NOTICES AND REPORTS TO CONTRACT OWNERS

         At least once each contract year, the Company will send to contract owners a statement showing the contract value of the contract as of the date of the statement. The statement will also show premium payments and any other information required by any applicable law or regulation.

CONTRACT OWNER INQUIRIES

All contract owner inquiries should be directed to the Company's Annuity Service Office at P.O. Box 9230, Boston, Massachusetts 02205-9230.

                               FEDERAL TAX MATTERS

INTRODUCTION

         The following discussion of the federal income tax treatment of the Contracts is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contracts is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

         This discussion does not address state or local tax consequences associated with the purchase of the Contracts. In addition, THE COMPANY MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

THE COMPANY'S TAX STATUS

         The Company is taxed as a life insurance company under the Code. The assets in the separate account will be owned by the Company, and the income derived from such assets will be includible in the Company's income for federal income tax purposes.


TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL DURING ACCUMULATION PERIOD

         Under existing provisions of the Code, except as described below, any increase in an owner's contract value is generally not taxable to the owner or annuitant until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution. However, this rule applies only if the owner is an individual.

         As a general rule, deferred annuity contracts held by "non-natural persons," such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the owner during the taxable year. There are several exceptions to this general rule for non-natural contract owners. First, annuity contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as an agent for a natural person. Thus, if a group annuity contract is held by a trust or other entity as an agent for contract owners who are individuals, those individuals should be treated as owning an annuity contract for federal income tax purposes. However, this exception will not apply in the case of any employer which is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees.

         Other exceptions to the general rule for non-natural contract owners will apply with respect to (1) annuity contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) certain annuity contracts issued in connection with various qualified retirement plans, (3) annuity contracts purchased by employers upon the termination of certain qualified retirement plans, (4) certain annuity contracts used in connection with structured settlement agreements, and (5) annuity contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

         In addition to the foregoing, if the Contract's maturity date is scheduled to occur at a time when the annuitant is at an advanced age, such as over age 85, it is possible that the owner will be taxable currently on the annual increase in the contract value.

         The remainder of this discussion assumes that the contract will constitute an annuity for federal tax purposes.

TAXATION OF PARTIAL AND TOTAL WITHDRAWALS

         In the case of a partial withdrawal, amounts received generally are includible in income to the extent the owner's contract value before the withdrawal exceeds his or her "investment in the contract." In the case of a total withdrawal, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes the investment in the contract at any time equals the total of the purchase payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain employer contributions to Qualified Plans) less any amounts previously received from the Contract which were not included in income.

         Other than in the case of Contracts issued in connection with certain Qualified Plans (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) any portion of the contract value is treated as a withdrawal of such amount or portion. The investment in the contract is increased by the amount includible in income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an owner transfers a Contract without adequate consideration to a person other than the owner's spouse (or to a former spouse incident to divorce), the owner will be taxed on the difference between his or her contract value and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.


         There is some uncertainty regarding the treatment of the market value adjustment for purposes of determining the amount includible in income as a result of any partial withdrawal or transfer without adequate consideration. Congress has given the Internal Revenue Service ("IRS") regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations.


TAXATION OF ANNUITY PAYMENTS


         Normally, the portion of each annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. The exclusion amount is the amount determined by multiplying (1) the payment by (2) the ratio of the investment in the contract, adjusted for any period certain or refund feature, to the total expected value of annuity payments for the term of the Contract (determined under Treasury Department regulations). A simplified method of determining the taxable portion of annuity payments applies to Contracts issued in connection with certain Qualified Plans.


         Once the total amount of the investment in the contract is excluded using this ratio, annuity payments will be fully taxable. If annuity payments cease because of the death of the annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the annuitant in his last taxable year.


         There may be special income tax issues present in situations where the owner and the annuitant are not the same person or are not married. A tax advisor should be consulted in those situations.


TAXATION OF DEATH BENEFIT PROCEEDS


         Amounts may be distributed from a non-qualified Contract because of the death of an owner or the annuitant. Prior to the maturity date, such death benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above, or (2) if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above. After the maturity date, where a guaranteed period exists under an annuity option and the annuitant dies before the end of that period, payments made to the beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the Contract at that time, or (2) if distributed in accordance with the existing annuity option selected, they are fully excludable from income until the remaining investment in the Contract is deemed to be recovered, and all annuity payments thereafter are fully includible in income.


PENALTY TAX ON PREMATURE DISTRIBUTIONS


         Where a Contract has not been issued in connection with a Qualified Plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract unless the payment is: (a) received on or after the owner reaches age 59 1/2; (b) attributable to the owner's becoming disabled (as defined in the tax law); (c) made on or after the death of the owner or, if the owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law); (d) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the annuitant or the joint lives (or joint life expectancies) of the annuitant and a "designated beneficiary" (as defined in the tax law); or (e) made under a Contract purchased with a single premium when the maturity date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.





AGGREGATION OF CONTRACTS

         In certain circumstances, the IRS may determine the amount of an annuity payment or a withdrawal from a Contract that is includible in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a Qualified Plan. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract.

         In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals prior to the maturity date) is includible in income. Thus, if during a calendar year a person buys two or more of the Contracts offered by this Prospectus (which might be done, for example, in order to invest amounts in different guarantee periods), all of such Contracts would be treated as one Contract in determining whether withdrawals from any of such Contracts are includible in income.

         The effects of such aggregation are not clear and depend on the circumstances. However, aggregation could affect the amount of a withdrawal that is taxable and the amount that might be subject to the 10% penalty tax described above.


Loss of Interest Deduction Where Contracts Are Held by or for the Benefit of Certain Non-natural Persons

         In the case of Contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, recent changes in the tax law may result in otherwise deductible interest no longer being deductible by the entity, regardless of whether the debt is used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that is received or accrued by the owner during the taxable year. Entities that are considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax advisor.


QUALIFIED RETIREMENT PLANS

IN GENERAL

         The Contracts are also designed for use in connection with certain types of qualified retirement plans which receive favorable treatment under the Code. Those who are considering purchase of a contract for use in connection with a qualified retirement plan should consider, in evaluating the suitability of the contract, that the contract allows only a single premium purchase payment in an amount of at least $5,000.


         The tax rules applicable to qualified plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for both withdrawals and annuity payments under certain qualified Contracts, there may be no "investment in the Contract" and the total amount received may be taxable. Also, loans from Qualified Contracts, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan, and the manner in which the loan must be repaid. (Owners should always consult their tax advisors and retirement plan fiduciaries prior to exercising their loan privileges.) Both the amount of the contribution that may be made, and the tax deduction or exclusion that the owner may claim for such contribution, are limited under Qualified Plans. If this Contract is used in connection with a Qualified Plan, the owner and annuitant must be the same individual. If a co-annuitant is named, all distributions made while the annuitant is alive must be made to the annuitant. Also, if a co-annuitant is named who is not the annuitant's spouse, the annuity options which are available may be limited, depending on the difference in ages between the annuitant and co-annuitant. Furthermore, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

         In addition, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of IRAs, distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2. In the case of certain other Qualified Plans, distributions of such minimum amounts generally must commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires.

         There is also a 10% penalty tax on the taxable amount of any payment from certain qualified Contracts (but not section 457 plans). (The amount of the penalty tax is 25% of the taxable amount of any payment received from a "SIMPLE retirement account" during the 2-year period beginning on the date the individual first participated in any qualified salary reduction agreement (as defined in the tax law) maintained by the individual's employer.) There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an "Individual Retirement Annuity" ("IRA"), including a "SIMPLE IRA," exceptions provide that the penalty tax does not apply to a payment (a) received on or after the owner reaches age 59 1/2, (b) received on or after the owner's death or because of the owner's disability (as defined in the tax law), or (c) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the owner or for the joint lives (or joint life expectancies) of the owner and designated beneficiary (as defined in the tax law). These exceptions, as well as certain others not described herein, generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs taken after December 31, 1997 which are used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these two exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor.


         When issued in connection with a Qualified Plan, a Contract will be amended as generally necessary to conform to the requirements of the plan. However, owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

QUALIFIED PLAN TYPES

         Following are brief descriptions of various types of Qualified Plans in connection with which the Company may issue a Contract.


         INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." IRAs are subject to limits on the amounts that may be contributed, the persons who may be eligible and on the time when distributions may commence. Also, distributions from certain Qualified Plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not, however, be issued in connection with an "Education IRA" under Section 530 of the Code.


         SIMPLIFIED EMPLOYEE PENSIONS (SEP-IRAS). Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. Employers intending to use the Contract in connection with such plans should seek competent advice.


         SIMPLE IRAS. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence.

         CORPORATE AND SELF-EMPLOYED ("H.R. 10" AND "KEOGH") PENSION AND PROFIT-SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh", permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. Employers intending to use the Contract in connection with such plans should seek competent advice.

         TAX-SHELTERED ANNUITIES. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities." Purchasers of the Contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts.


         Section 403(b) Policies contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings in such years on amounts held as of the last year beginning before January 1, 1989. These amounts can be paid only if the employee has reached age 59 1/2, separated from service, died, become disabled, or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent the Company is directed to transfer some or all of the contract value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.)


         DEFERRED COMPENSATION PLANS OF STATE AND LOCAL GOVERNMENTS AND TAX-EXEMPT ORGANIZATIONS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contract in connection with such plans should seek competent advice.


DIRECT ROLLOVER RULES


         In the case of Contracts used in connection with a pension, profit-sharing, or annuity plan qualified under Sections 401(a) or 403(a) of the Code, or in the case of a Section 403(b) tax sheltered annuity, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) tax sheltered annuity or custodial account, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code and distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more).

         Under these requirements, withholding at a rate of 20% will be imposed on any eligible rollover distribution. In addition, the participant in these qualified retirement plans cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, the participant elects to have amounts directly transferred to certain qualified retirement plans (such as to an Individual Retirement Annuity). Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.


FEDERAL INCOME TAX WITHHOLDING

         The Company will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, the Company may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of non-periodic payments (including withdrawals prior to the maturity date) is 10%. As described above, the withholding rate applicable to eligible rollover distributions is 20%.

GENERAL MATTERS

RESTRICTIONS UNDER THE TEXAS OPTIONAL RETIREMENT PROGRAM

         Section 830.105 of the Texas Government Code permits participants in the Texas Optional Retirement Program ("ORP") to withdraw their interest in a deferred annuity contract issued under the ORP only upon (1) termination of employment in the Texas public institutions of higher education, (2) retirement,
(3) death, or (4) the participant's attainment of age 70 1/2. Accordingly, before any amounts may be distributed from the contract, proof must be furnished to the Company that one of the four events has occurred. The foregoing restrictions on withdrawal do not apply in the event a participant in the ORP transfers his or her contract value to another contract or another qualified custodian during the period of participation in the ORP.

                                   APPENDIX A

                  EXAMPLES OF CALCULATION OF WITHDRAWAL CHARGE

EXAMPLE 1 - Assume a single payment of $50,000 is made into the contract, there are no transfers or partial withdrawals and the withdrawal is not made at the end of a guarantee period. The table below illustrates three examples of the withdrawal charges that would be imposed if the contract is completely withdrawn during the contract year shown, based on hypothetical contract values and assuming no market value adjustment.

           HYPOTHETICAL   FREE         AMOUNT SUBJECT TO
CONTRACT   CONTRACT       WITHDRAWAL   WITHDRAWAL CHARGE   WITHDRAWAL
YEAR       VALUE          AMOUNT                           CHARGE
                                                           -----------------------
                                                           PERCENT        AMOUNT
----------------------------------------------------------------------------------
2          55,000         5,000(a)     50,000              6%             3,000
6          60,000         5,000(b)     55,000              2%             1,100
8          70,000         5,000             0(c)           0%                 0

(a) During any contract year the free withdrawal amount is 10% of the single payment made under the contract less any prior partial withdrawals in that contract year. Ten percent of payments less prior withdrawals equals $5,000 ($5,000-0). Consequently, on total withdrawal $5,000 is withdrawn free of the withdrawal charge and the withdrawal charge is assessed against the remaining balance of $50,000 (contract value less free withdrawal amount).

(b) The free withdrawal amount is again equal to $5,000 and the withdrawal charge is applied to the remaining balance of $55,000 (contract value less free withdrawal amount).

(c)      There is no withdrawal charge after 7 contract years.

EXAMPLE 2 - Assume a single payment of $50,000 is made into the contract and that no transfers are made. The table below illustrates two partial withdrawals made during the third contract year of $2,000 and $7,000 and assumes no market value adjustment applies.

HYPOTHETICAL   PARTIAL      FREE         AMOUNT SUBJECT
CONTRACT       WITHDRAWAL   WITHDRAWAL   TO WITHDRAWAL      WITHDRAWAL
VALUE          REQUESTED    AMOUNT       CHARGE             CHARGE
                                                            ------------------------
                                                            PERCENTAGE      AMOUNT
------------------------------------------------------------------------------------
65,000         2,000        2,000(a)         0              5%                0
63,000         7,000        3,000(b)     4,000              5%              200

(a) The free withdrawal amount during any contract year is 10% of the single payment made under the contract less any prior withdrawals in that contract year. Ten percent of the payment less prior withdrawals equals $5,000 ($5,000-0). The amount requested ($2,000) is less than the free withdrawal amount; therefore, no withdrawal charge applies.

(b) Since $2,000 has already been withdrawn in the current contract year, the remaining free withdrawal amount during the third contract year is $3,000. The $7,000 partial withdrawal will consist of $3,000 free of withdrawal charge, and the remaining $4,000 will be subject to a withdrawal charge.

Withdrawals may be subject to a market value adjustment in addition to the withdrawal charge described above (see "MARKET VALUE ADJUSTMENT."

                                   APPENDIX B

                        MARKET VALUE ADJUSTMENT EXAMPLES

         The market value adjustment factor is determined by the following formula: ((1+i)/(1+j)) n/12 where:

         i - The initial guaranteed interest rate or renewal guaranteed interest rate currently being earned on the contract.


         j - The guaranteed interest rate available, on the date the request is processed by the Company, for a guarantee period with the same length as the period remaining in the initial renewal guarantee period or RENEWAL guarantee period. If the guarantee period of this length is not available, the guarantee period with the next highest duration which is maintained by the Company will be chosen.


         n - The number of complete months remaining to the end of the initial guarantee period or renewal guarantee period.

EXAMPLE 1

Payment                            $100,000
Initial guarantee period           5 years
Initial guaranteed interest
 rate                              5.00% per annum
Guaranteed interest rate for
three year guarantee period        6.00% per annum
Transfer to a different
 guarantee period                  middle of contract year 3

Contract value at middle of
 contract year 3                   =$100,000 x 1.05(2.5)=$112,972.63

Amount transferred to a
 different guarantee period        =$112,972.63 x market value adjustment factor

Market value adjustment            =((1+i)/(1+j))(n/12)
factor                           i = .05
                                 j = .06
                                 n = 30
                                   =(1.05/1.06)(30/12)
                                   =0.9765817

Amount transferred to a
 different guarantee period        =$112,972.63 x 0.9765817
                                   =$110,327.00

EXAMPLE 2

Payment                            $100,000
Initial guarantee period           5 years
Initial guaranteed interest        5.00% per annum
 rate
Guaranteed interest rate for
 three year guarantee period       4.00% per annum
Transfer to a different
 guarantee period                  middle of contract year 3

Contract value at middle of        =$100,000 x 1.05(2.5)=$112,972.63
 contract year 3

Amount transferred to a
 different guarantee period        =$112,972.63 x market value adjustment factor

Market value adjustment
factor                             =((1+i)/(1+j))(n/12)
                                 i = .05
                                 j = .04
                                 n = 30
                                   =(1.05/1.04)(30/12)
                                   =1.0242121

Amount transferred to a
 different guarantee period        =$112,972.63 x 1.0242121
                                   =$115,707.93

                                   APPENDIX C

                               STATE PREMIUM TAXES

         Premium taxes vary according to the state and are subject to change. In many jurisdictions there is no tax at all. For current information, a tax adviser should be consulted.

                                                         TAX RATE

                                                  QUALIFIED   NON-QUALIFIED
STATE                                             CONTRACTS     CONTRACTS
--------------------------------------------------------------------------------
CALIFORNIA ..............................            .50%          2.35%
DISTRICT OF COLUMBIA ....................           2.25%          2.25%
KANSAS ..................................            .00           2.00%
KENTUCKY ................................           2.00%          2.00%
MAINE ...................................            .00           2.00%
MICHIGAN ................................         .00075%        .00075%
NEVADA ..................................            .00           3.50%
PUERTO RICO .............................           1.00%          1.00%
SOUTH DAKOTA ............................            .00           1.25%
TEXAS ...................................            .04%           .04%
WEST VIRGINIA ...........................           1.00%          1.00
WYOMING .................................            .00           1.00

                       FINANCIAL STATEMENTS OF THE COMPANY

                                             AUDITED STATUTORY-BASIS
                                             FINANCIAL STATEMENTS

                                             NORTH AMERICAN SECURITY
                                             LIFE INSURANCE COMPANY
                                             (A WHOLLY-OWNED SUBSIDIARY OF
                                             NAWL HOLDING COMPANY, INC.)

                                             Years ended December 31, 1996, 1995
                                             and 1994

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)

                  Audited Statutory-Basis Financial Statements


                  Years ended December 31, 1996, 1995 and 1994




                                    CONTENTS

Report of Independent Auditors.................................................1

Audited Statutory-Basis Financial Statements

Balance Sheets-Statutory-Basis.................................................2
Statements of Operations-Statutory-Basis.......................................3
Statement of Changes in Capital and Deficit-Statutory-Basis....................4
Statements of Cash Flows-Statutory-Basis.......................................5
Notes to Statutory-Basis Financial Statements..................................6

                         [ERNST & YOUNG LLP LETTERHEAD]

                         Report of Independent Auditors


Board of Directors and Shareholder
North American Security Life Insurance Company

We have audited the accompanying statutory-basis balance sheet of North American Security Life Insurance Company (a wholly-owned subsidiary of NAWL Holding Company, Inc.) as of December 31, 1996, and the related statutory-basis statements of operations, changes in capital and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, which practices differ from generally accepted accounting principles. The variances between such practices and generally accepted accounting principles are also described in
Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of North American Security Life Insurance Company at December 31, 1996, or the results of its operations or its cash flows for the year then ended.

Also, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North American Security Life Insurance Company at December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Delaware.



                                                         /s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 1997

                         [Coopers & Lybrand Letterhead]

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of North American Security Life Insurance Company:

We have audited the accompanying statutory balance sheets of North American Security Life Insurance Company (a wholly-owned subsidiary of North American Life Assurance Company of North York, Canada) as of December 31, 1995 and the related statutory statements of operations, changes in capital and deficit, and cash flows for each of the two years in the period ended December 31, 1995. Our audits also included the financial statement schedules listed in the Index at
Item 14(a). These statutory financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in Note 1 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware (SAP), which practices after 1996 (upon issuance of 1996 financial statements) differ from generally accepted accounting principles (GAAP). The effects on the financial statements of the variances between SAP and GAAP are not currently determinable.

In our report dated February 23, 1996, we expressed our opinion that the 1995 and 1994 financial statements, prepared using SAP, presented fairly, in all material respects, the financial position of North American Security Life Insurance Company as of December 31, 1995 and the results of its operations, and its cash flows for each of the two years in the period ended December 31, 1995 in conformity with GAAP. As described in Note 1 to the financial statements, financial statements of wholly-owned stock life subsidiaries of mutual life insurance enterprises prepared in accordance with SAP are no longer considered to be presented in conformity with GAAP. Accordingly, our present opinion on the 1995 and 1994 financial statements as presented herein is different from that expressed in our previous report.

In our opinion, because of the effects of the matter discussed in the two preceding paragraphs, the financial statements referred to above do not present fairly in conformity with GAAP, the financial position of North American Security Life Insurance Company as of December 31, 1995, or the results of its operations or its cash flows for each of the two years in the period ended December 31, 1995.

In our opinion, the statutory financial statements referred to above present fairly, in all material respects, the financial condition of North American Security Life Insurance Company as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, on the basis of accounting described in Note 1. Also, in our opinion, the related financial statements schedules, were considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.




                                               COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
February 23, 1996, except for the information in the second paragraph of Note 1 - "Basis of Presentation," for which the date is February 25, 1997

                 North American Security Life Insurance Company
           (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


                        Balance Sheets--Statutory-Basis


                                                                              DECEMBER 31
                                                                        1996               1995
                                                                  ---------------------------------
ADMITTED ASSETS
Investments:
   Bonds                                                          $   13,848,316     $   16,281,452
   Common stocks                                                      30,305,498         20,097,789
   Real estate                                                         2,268,120          4,847,164
   Cash and short-term investments                                     7,321,515          1,797,230
   Policy loans                                                          454,026
                                                                  ---------------------------------
Total investments                                                     54,197,475         43,023,635

Accrued investment income                                                278,106            431,415
Other assets                                                           4,008,003          4,320,909
Separate account assets                                            6,459,289,860      4,914,727,917
                                                                  ---------------------------------

Total admitted assets                                             $6,517,773,444     $4,962,503,876
                                                                  =================================

LIABILITIES, CAPITAL AND DEFICIT
Liabilities:
   Aggregate reserves                                             $    3,674,617     $    1,931,894
   Payable to parent, subsidiaries and affiliates                        405,711          3,033,665
   Funds held account from reinsurers                                  6,000,000          9,000,000
   Amount payable on reinsurance ceded                                 8,122,060          7,256,229
   Transfers from separate accounts, net                            (188,238,440)      (156,458,903)
   Borrowed money                                                    138,200,680        107,865,148
   Accrued interest on surplus note                                    1,591,232          3,248,219
   Asset valuation reserve                                             2,089,490          2,895,914
   Bank overdraft                                                      7,598,444          8,606,730
   Other liabilities                                                   9,486,084         10,239,069
   Separate account liabilities                                    6,459,289,860      4,914,727,917
                                                                  ---------------------------------
Total liabilities                                                  6,448,219,738      4,912,345,882

Capital and deficit:
   Surplus note payable to Parent                                     20,000,000         20,000,000
   Common stock (par value $1,000 per share--authorized,
     3,000 shares; issued and outstanding, 2,600 shares)               2,600,000          2,600,000
   Paid-in capital in excess of par value                            128,633,000        110,633,000
   Unassigned deficit                                                (81,679,294)       (83,075,006)
                                                                  ---------------------------------
Total capital and deficit                                             69,553,706         50,157,994
                                                                  ---------------------------------

Total liabilities, capital and deficit                            $6,517,773,444     $4,962,503,876
                                                                  =================================


See accompanying notes.

                 North American Security Life Insurance Company
           (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


                   Statements of Operations--Statutory-Basis


                                                                        YEARS ENDED DECEMBER 31
                                                               1996                 1995                 1994
                                                           -------------------------------------------------------
Revenues:
   Premiums, annuity considerations and
     deposits
                                                           $1,027,373,531       $  991,551,945      $1,139,953,302
   Net investment income                                        5,172,160           35,909,722          30,559,559
   Commissions and expense allowances on
     reinsurance ceded                                         25,222,953           14,676,544           7,019,266
   Experience refunds on reinsurance ceded                      3,880,075            3,901,633           4,967,753
   Reserve adjustments on reinsurance                         (16,460,475)         (48,222,552)         (6,023,746)
                                                           -------------------------------------------------------
Total revenues                                              1,045,188,244          997,817,292       1,176,476,134

Expenses:
   Annuity benefits                                           381,764,918          269,688,906         206,710,232
   Increase (decrease) in reserves                              1,742,723         (517,160,712)        146,552,124
   Increase in separate account liability                     525,172,444          415,529,185         732,768,257
   Commissions                                                 82,257,073           73,593,478          81,981,046
   General expenses                                            27,587,265           22,872,812          19,253,764
   Interest expense                                             9,822,477            8,980,132           4,599,441
   Recapture fee on reinsurance ceded                          11,160,053            1,445,889           8,029,909
   Initial consideration on reinsurance ceded                   3,204,498          727,522,634
                                                           -------------------------------------------------------
Total expenses                                              1,042,711,451        1,002,472,324       1,199,894,773

Gain (loss) before federal income tax provision
   and realized capital gains (losses)                          2,476,793           (4,655,032)        (23,418,639)
Federal income tax provision                                       85,252                                    6,415
                                                           -------------------------------------------------------
Gain (loss) after federal income tax provision                  2,391,541           (4,655,032)        (23,425,054)
Net realized capital gains (losses)                               675,367           (2,632,953)         (7,029,018)
                                                           -------------------------------------------------------

Net income (loss)                                          $    3,066,908       $   (7,287,985)     $  (30,454,072)
                                                           =======================================================

See accompanying notes.

                 North American Security Life Insurance Company
           (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


         Statements of Changes in Capital and Deficit--Statutory-Basis


                                                                     PAID-IN
                                                                   CAPITAL IN
                                      SURPLUS                     EXCESS OF PAR     UNASSIGNED      TOTAL CAPITAL
                                        NOTE       COMMON STOCK      VALUE           DEFICIT         AND DEFICIT
                                    ------------------------------------------------------------------------------
Balances at January 1, 1994         $20,000,000     $2,000,000     $ 81,233,000      $(51,510,475)    $ 51,722,525
Net loss                                                                              (30,454,072)     (30,454,072)
Issuance of common stock                               600,000                                             600,000
Paid-in capital in excess of par                                     29,400,000                         29,400,000
Increase in non-admitted assets                                                        (1,859,181)      (1,859,181)
Initial commission allowance on
   reinsurance ceded                                                                    4,508,719        4,508,719
Decrease in asset valuation
   reserves                                                                             1,976,033        1,976,033
Change in net realized gains and
   losses                                                                               3,514,108        3,514,108
                                    ------------------------------------------------------------------------------
Balances at December 31, 1994        20,000,000      2,600,000      110,633,000       (73,824,868)      59,408,132
Net loss                                                                               (7,287,985)      (7,287,985)
Increase in non-admitted assets                                                          (958,941)        (958,941)
Initial commission allowance on
   reinsurance ceded                                                                   (3,007,823)      (3,007,823)
Decrease in asset valuation
   reserves                                                                             2,640,946        2,640,946
Change in net realized gains and
   losses                                                                                (636,335)        (636,335)
                                    ------------------------------------------------------------------------------
Balances at December 31, 1995        20,000,000      2,600,000      110,633,000       (83,075,006)      50,157,994
Net income                                                                              3,066,908        3,066,908
Paid-in capital in excess of par                                     18,000,000                         18,000,000
Decrease in non-admitted assets                                                         1,619,796        1,619,796
Initial commission allowance on
   reinsurance ceded                                                                   (3,280,000)      (3,280,000)
Decrease in asset valuation
   reserves                                                                               806,424          806,424
Change in net realized gains and
   losses                                                                                (817,416)        (817,416)
                                    ------------------------------------------------------------------------------

Balances at December 31, 1996       $20,000,000     $2,600,000     $128,633,000      $(81,679,294)    $ 69,553,706
                                    ==============================================================================

See accompanying notes.

                 North American Security Life Insurance Company
           (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


                   Statements of Cash Flows--Statutory-Basis


                                                                     YEAR ENDED DECEMBER 31
                                                             1996                 1995                1994
                                                        -----------------------------------------------------
OPERATING ACTIVITIES
Annuity considerations and deposits                     $1,027,373,531       $ 991,551,945     $1,139,953,302
Net investment income                                        2,264,748          32,128,833         28,230,341
Allowances and reserve adjustments on
   reinsurance ceded                                         8,762,478         (33,546,008)         1,140,018
Experience refund on reinsurance ceded                       3,880,075           3,901,633          4,967,753
Surrender benefits and other fund withdrawals paid        (350,317,143)       (232,650,150)      (175,523,156)
Other benefits paid to policyholders                       (32,009,867)        (36,860,052)       (30,555,923)
Commissions, other expenses and taxes paid                (109,382,073)        (97,024,418)      (100,210,171)
Net transfers to separate account                         (556,059,964)       (423,952,090)      (768,208,239)
Other operating expenses paid                              (25,079,045)       (737,948,655)       (12,780,263)
                                                        -----------------------------------------------------
Net cash (used for) provided by operating
   activities                                              (30,567,260)       (534,398,962)        87,013,662

INVESTING ACTIVITIES
Proceeds from investments sold, matured or repaid:
   Bonds                                                     9,607,009         763,005,273        112,385,919
   Stocks                                                   12,737,781           5,080,010          5,805,050
   Mortgage loans                                                              110,791,047         14,076,659
   Real estate                                               1,602,063             860,375          5,950,412
   Net gains on cash and short term investments                    408
Cost of investments acquired:
   Bonds                                                    (6,890,585)       (441,405,890)      (232,208,934)
   Stocks                                                  (19,333,533)        (10,137,862)          (488,212)
   Mortgage loans                                                                 (136,101)        (4,301,717)
   Policy loans                                               (454,026)          2,579,308           (791,723)
                                                        -----------------------------------------------------
Net cash (used for) provided by investing
   activities                                               (2,730,883)        430,636,160        (99,572,546)

OTHER CASH PROVIDED (APPLIED)
   Capital and surplus paid-in                              18,000,000                             30,000,000
   Borrowed  money                                          30,864,052           7,000,000         70,000,000
   Other sources                                             4,194,113          11,380,829         17,892,210
   Other applications                                      (14,235,737)        (14,398,973)      (103,250,950)
                                                        -----------------------------------------------------
Net other cash provided                                     38,822,428           3,981,856         14,641,260
                                                        -----------------------------------------------------

Net increase (decrease) in cash and short-term
   investments                                               5,524,285         (99,780,946)         2,082,376
Cash and short-term investments at beginning of
   year                                                      1,797,230         101,578,176         99,495,800
                                                        -----------------------------------------------------

Cash and short-term investments at end of year          $    7,321,515       $   1,797,230     $  101,578,176
                                                        =====================================================


See accompanying notes.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


                  Notes to Statutory-Basis Financial Statements


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

North American Security Life Insurance Company (the Company) is a wholly-owned subsidiary of NAWL Holding Company Inc. (NAWL). NAWL holds all the outstanding shares of the Company and Wood Logan Associates, Inc. (WLA). Manufacturers Life Insurance Company (MLI) owns all Class A shares of NAWL, representing 85% of the voting shares of NAWL. Certain employees of WLA own all Class B shares, which represent the remaining 15% voting interest in NAWL.

On January 1, 1996, North American Life Assurance Company, (NAL), the Company's previous owner, merged with MLI. Effective January 1, 1996, immediately following the merger, the Company's Parent went through a corporate restructuring which resulted in the formation of a newly organized holding corporation, NAWL.

The Company issues fixed and variable annuity contracts (the contracts). Amounts invested in the fixed portion of the contracts are allocated to the General Account of the Company (see Note 6 on fixed annuity reinsurance). Amounts invested in the variable portion of the contracts are allocated to the separate accounts of the Company. The separate account assets are invested in shares of the NASL Series Trust, a no-load, open-end management investment company organized as a Massachusetts business trust.

On June 19, 1992, the Company formed First North American Life Assurance Company
(FNA). Subsequently, on July 22, 1992, FNA was granted a license by the New York State Insurance Department. FNA issues variable and fixed annuity contracts in the State of New York.

NASL Financial Services Inc. (NASL Financial), a wholly-owned subsidiary of the Company, acts as investment adviser to the NASL Series Trust and as principal underwriter of the annuity and variable life contracts issued by the Company and annuity contracts issued by FNA. NASL Financial has a promotional agreement with WLA to act as the promotional agent for the sale of annuity and variable life contracts.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which would impact the amounts reported and disclosed herein.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, which practices differ from generally accepted accounting principals (GAAP).

The 1995 financial statements presented for comparative purposes were previously described as being prepared in accordance with GAAP for stock life insurance subsidiaries of a mutual life parent. Pursuant to FASB Interpretation 40, Applicability of Generally Accepted Accounting Principals to Mutual Life Insurance and Other Enterprises (FIN 40), as amended, which is effective for 1996 annual financial statements, financial statements based on statutory accounting practices can no longer be described as prepared in conformity with GAAP. Furthermore, financial statements prepared in conformity with statutory accounting practices for periods prior to the effective date of FIN 40 are not considered GAAP presentations when presented in comparative form with the financial statements for periods subsequent to the effective date. Accordingly, the 1995 financial statements are no longer considered to be presented in conformity with GAAP.

The more significant variances from GAAP are as follows:

Investments: Investments in bonds are reported at amortized cost based on their National Association of Insurance Commissioners (NAIC) rating; for GAAP, such fixed maturity investments would be designated at purchase as held-to-maturity, trading, or available-for-sale. Held-to-maturity fixed investments would be reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized holding gains and losses reported in operations for those designated as trading and as a separate component of shareholders' equity for those designated as available-for-sale.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investments in real estate are reported net of related obligations rather than on a gross basis. Changes between cost and admitted asset investment amounts are credited or charged directly to unassigned surplus rather than to a separate surplus account.

The "asset valuation reserve" is determined by an NAIC prescribed formula and is reported as a liability rather than unassigned surplus. Under GAAP, realized capital gains and losses would be reported in the income statement on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances would be provided when there has been a decline in value deemed other than temporary, in which case, the provision for such declines would be charged to earnings.

Subsidiaries: The accounts and operations of the Company's subsidiaries are not consolidated with the accounts and operations of the Company as would be required under GAAP.

Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to investment products, to the extent recoverable from future gross profits, are amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality, and expense margins.

Nonadmitted Assets: Certain assets designated as "nonadmitted," principally agents' debit balances and furniture and equipment, are excluded from the accompanying balance sheets and are charged directly to unassigned surplus.

Annuity Considerations and Deposits: Revenues for annuity considerations and deposits consist of the entire premium received and annuity benefits represent the death benefits, annuitizations and withdrawals and surrenders paid and the change in policy reserves. Under GAAP, annuity considerations and deposits received in excess of policy charges would not be recognized as premium revenue and annuity benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

Aggregate Reserves: Certain policy reserves are calculated based on statutorily required interest and mortality assumptions rather than on estimated expected experience or actual account balances as would be required under GAAP.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reinsurance: Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as would be required under GAAP.

Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs.

Federal Income Taxes: Deferred federal income taxes are not provided for differences between the financial statement amounts and tax bases of assets and liabilities.

Surplus Notes: Surplus notes are reported as surplus rather than as liabilities.

The effects of the foregoing variances from GAAP on the accompanying statutory-basis financial statements have not been determined, but are presumed to be material.

Other significant accounting policies are as follows:

INVESTMENTS AND INVESTMENT INCOME

Investments are valued in accordance with rules promulgated by the National Association of Insurance Commissioners (NAIC). Bonds not backed by loans are valued at amortized cost using the constant yield method.

Loan-backed bonds and structured securities are valued at amortized cost using the constant yield method including anticipated prepayments. Prepayment assumptions are obtained from broker dealer survey values. These assumptions are consistent with the current interest rate and economic environment. The retrospective method is being used to value all securities.

Investment income is recognized on the accrual basis. Unrealized gains or losses on investments are recorded in unassigned deficit. Realized gains or losses on investments sold are determined on the basis of the specific identification method.

Common stocks, excluding investments in subsidiaries, are valued at market value. The Company's insurance subsidiary is reported at equity in the underlying statutory-basis of its net assets, and the Company's noninsurance subsidiary is reported at the GAAP-basis of its net assets. Real estate acquired in satisfaction of debt is stated at the lower of the appraised market value or the outstanding principal loan balance plus accrued interest and foreclosed costs.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In 1996, 1995 and 1994, the Company transferred, in satisfaction of debt, mortgages with statement values of $0, $2,405,052 and $6,407,174, respectively, to foreclosed real estate. Subsequently, in 1996, 1995 and 1994, the Company wrote-down $929,713, $1,360,620, and $0, respectively, on these properties to reflect the carrying value at the lower of the current market valuation or the value transferred at the time of foreclosure. At year end, the Company held $2,268,120 of foreclosed real estate at adjusted book value which approximates market value.

SHORT-TERM INVESTMENTS

Short-term investments generally consist of treasury bills, commercial paper and money market instruments whose maturities at the time of acquisition are one year or less. Short-term instruments are valued at cost, which approximates market value.

ASSET VALUATION RESERVE AND INTEREST MAINTENANCE RESERVE

The Asset Valuation Reserve (AVR) is designed to mitigate the effect of valuation and credit related losses on all invested assets with risk of loss including mortgages, real estate, fixed income securities, and common stocks. Changes in the AVR are accounted for as a direct increase or decrease in unassigned surplus.

The Interest Maintenance Reserve (IMR) captures realized capital gains and losses which result from changes in interest rate for all fixed income securities and amortizes these capital gains and losses into investment income over the original life of the investments sold. During 1995, the cumulative net gains were released from IMR in connection with a reinsurance treaty whereby the Company reinsured all of its fixed annuity business (see Note 6). This accounting was approved by the State of Delaware Department of Insurance as a permitted practice. Total net gains (losses) of $(59,933) were transferred into IMR and $541,484 was amortized and included in net investment income in 1994.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREMIUMS, ANNUITY CONSIDERATIONS AND DEPOSITS AND RELATED EXPENSES

Premiums, annuity considerations and deposits are recognized as revenue when received. Expenses, including acquisition costs such as commissions and other costs in connection with acquiring new business, are charged to operations as incurred.

AGGREGATE RESERVES

The reserves, developed using accepted actuarial methods, have been established and maintained on the basis of published mortality tables and prescribed interest rates per the National Association of Insurance Commissioners' standard valuation law, as adopted by the State of Delaware. The method used for the valuation of annuities is the Commissioner's Annuity Reserve Valuation Method (CARVM). Under this method the reserve is the highest present value of all future guaranteed cash surrender values.

Surrender values on policies do not exceed the corresponding reserves. Additional reserves are established when the results of cash flow testing under various interest rate scenarios indicate the need for such reserves.

SEPARATE ACCOUNT

Separate account assets and liabilities reported in the accompanying balance sheets represent mutual funds that are separately administered for the exclusive benefit of variable annuity and variable life contractholders and are reported at fair market value. Since the contractholders receive the full benefit and bear the full risk of the separate account investments, the income, realized and unrealized gains and losses from such investments, is offset by an equivalent change in the liabilities related to the separate accounts. Transfers from separate account, net, primarily represents the difference between the contract owner's account value and the CARVM reserve. There are no reconciling items between the increase in separate account liability as shown on the statement of operations and the transfers as reported in the Summary of Operations of the Separate Account Statement. Fees charged on separate account deposits are included in other income.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Annuity and variable life premiums, considerations and deposits for the separate accounts, net of reinsurance, are $1,027,373,531, $728,682,163 and $975,538,582
for 1996, 1995 and 1994, respectively.

UNCONSOLIDATED SUBSIDIARIES

The Company records its equity in the earnings of unconsolidated subsidiaries as net investment income. The Company owns 100% of the outstanding common stock of First North American Life Assurance Company and NASL Financial Services, Inc.

Summarized financial data for unconsolidated subsidiaries at December 31, 1996 and 1995 is shown below:

                                                    1996         1995
                                                  ----------------------
                                                       (In thousands)
      Total assets at year end                    $471,166      $318,326
      Total liabilities at year end                440,862       304,409
      Net income                                     3,175         1,220

FEDERAL INCOME TAXES

The Company will participate as a member of the NAWL affiliated group, filing a consolidated federal income tax return. The Company will file separate state returns.

The method of allocation between companies is subject to a tax sharing agreement. The tax liability is allocated to each member on a pro rata basis based on the relationship the member's tax liability (computed on a separate return basis) bears to the tax liability of the consolidated group. The tax charge to the Company shall not be more than the Company would have paid on a separate return basis.

Income before federal income taxes differs from taxable income principally due to policy acquisition costs, differences in annuity reserves for tax and financial reporting purposes, the equity earnings of unconsolidated subsidiaries and reinsurance allowances.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


2. PERMITTED STATUTORY ACCOUNTING PRACTICES

The Company's statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Delaware. "Prescribed" statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the NAIC. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed, such practices may differ from state to state, may differ from company to company within a state, and may change in the future. The NAIC currently is in the process of recodifying statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project, which is expected to be completed in 1997, will likely change, to some extent, prescribed statutory accounting practices, and may result in changes to the accounting practices that the Company uses to prepare its statutory financial statements. The impact of any such changes on the Company's statutory-surplus cannot be determined at this time and could be material.

3. INVESTMENTS

The major components of investment income are as follows:

                                              YEAR ENDED DECEMBER 31
                                        1996            1995            1994
                                    -------------------------------------------
Amortization of IMR                                 $11,040,025     $   541,484
Equity in undistributed income
  (loss) of subsidiaries            $ 3,086,798        (482,580)        737,688
Bonds                                   719,462      18,046,504      16,182,157
Common stock                             34,993         137,862         498,222
Short-term investments                  199,114       2,642,678       1,664,563
Mortgage loans                                        5,420,613      12,026,724
Real estate                             774,673       1,071,080       1,248,043
Policy loan interest                                    (32,300)         10,658
Interest rate swap                    1,632,000
Investment expenses                  (1,274,880)     (1,934,160)     (2,349,980)
                                    -------------------------------------------

Net investment income               $ 5,172,160     $35,909,722     $30,559,559
                                    ===========================================


                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


3. INVESTMENTS (CONTINUED)

The amortized and estimated fair value of investments in debt securities at December 31, 1996 and 1995 are as follows:

                                                         GROSS      GROSS      ESTIMATED
                                           AMORTIZED  UNREALIZED  UNREALIZED     FAIR
                                              COST       GAINS      LOSSES       VALUE
                                           ---------------------------------------------
                                                            (In thousands)
DECEMBER 31, 1996:
U.S. Treasury securities and
   obligations of U.S. Government
   agencies
                                           $ 6,916       $144      $   27      $ 7,033
Corporate debt securities                    6,009          2          17        5,994
Mortgage-backed securities                     923         19           4          938
                                           -------------------------------------------

Totals                                     $13,848       $165      $   48      $13,965
                                           ===========================================

DECEMBER 31, 1995:
U.S. Treasury securities and
   obligations of U.S. Government
   agencies
                                           $ 8,998       $362      $    3      $ 9,357
Corporate debt securities                    3,672        125           3        3,794
Mortgage-backed securities                   3,611        195                    3,806
                                           -------------------------------------------

Totals                                     $16,281       $682      $    6      $16,957
                                           ===========================================


                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


3. INVESTMENTS (CONTINUED)

The amortized cost and estimated fair value of debt securities at December 31, 1996 by the contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers or lenders may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   AMORTIZED         ESTIMATED
                                                     COST           FAIR VALUE
                                                   ---------------------------
                                                          (In thousands)
Due in one year or less                            $ 7,136             $ 7,156
Due after one year through five years                3,494               3,539
Due after five years through ten years               1,938               1,914
Due after ten years                                    357                 418
Mortgage-backed securities                             923                 938
                                                   ---------------------------

Total                                              $13,848             $13,965
                                                   ===========================

The proceeds from sales of debt securities for the years ended December 31, 1996, 1995 and 1994 were $8,593,009, $743,955,966 and $74,622,566, respectively.
In 1996, gross gains and losses recognized on the sales were $338,975 and $1,775, respectively. In 1995, gross gains and losses on the sales were $10,452,916 and $2,035,657, respectively. In 1994, gross gains and losses on the sales were $1,600,852 and $1,660,785, respectively. Net realized gains (losses) of $0, $8,417,259 and $(59,933) for the years ended December 31, 1996, 1995 and
1994, respectively, were transferred to IMR.

Debt securities with a carrying value of $5,458,635 and $5,600,444 at December 31, 1996 and 1995, respectively, were on deposit with, or in custody accounts on behalf of certain state insurance departments.

4. FEDERAL INCOME TAXES

At December 31, 1996 and 1995, the Company had operating loss carryforwards of approximately $32,000,000 and $36,000,000, respectively, which expire between 2007 and 2010. During 1996, the Company utilized approximately $4,000,000 in net operating loss carryforwards to reduce taxable income.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


5. LIFE AND ANNUITY ACTUARIAL RESERVES

The Company issues flexible premium deferred combination fixed and variable annuity contracts and variable life insurance contracts. Reserves for these contracts are established using the Commissioners Annuity Reserve Valuation Method (CARVM) and the Commissioner's Reserve Valuation Method (CRVM) as adopted by the State of Delaware Insurance Department. The reserves for the fixed portion of the contracts are subject to an indemnity reinsurance agreement and the reserves for the variable portion of the contracts are held in the separate account. The Company has reinsured its Minimum Guaranteed Death Benefit risks, and accordingly, is holding no reserve for this risk, which relates to the excess of Death Benefit over policyholder Account Value. The Company does not offer surrender values in excess of the reserves.

Withdrawal characteristics of Annuity Actuarial Reserves and Deposit Liabilities are as follows:

Subject to discretionary withdrawal with market
   value adjustment
                                                       $  385,506,134      5.64%
Subject to discretionary withdrawal at book value
   less surrender charge (5% or more)                     139,439,719      2.04
Subject to discretionary withdrawal at market value     6,269,263,219     91.75
Subject to discretionary withdrawal at book value          18,704,535       .27
                                                       ------------------------
Subtotal                                                6,812,913,607     99.70

Not subject to discretionary withdrawal provision          20,342,476       .30
                                                       ------------------------
Total annuity actuarial reserve and deposit fund
   liabilities
                                                        6,833,256,083       100%
Expense gap reserve                                         1,298,797
Reinsurance ceded                                        (559,828,843)
                                                       ------------------------

Total net annuity actuarial reserves and deposit
   funds liabilities                                   $6,274,726,037
                                                       ========================

6. REINSURANCE

Reinsurance premiums and benefits paid or provided are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reinsurance transactions have been entered into primarily to improve cash flow and statutory capital.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


6. REINSURANCE (CONTINUED)

Effective June 30, 1995, an indemnity coinsurance agreement was entered into between the Company and Peoples Security Life Insurance Company (Peoples or the Reinsurer), a AAA rated subsidiary of the Providian Corporation, to reinsure both in force and new fixed annuity business written by the Company.

The indemnity aspects of the agreement provide that the Company remains liable for the contractual obligations whereas the Reinsurer agrees to indemnify the Company for any contractual claims incurred. The coinsurance aspects of the agreement require the Company to transfer all assets backing the fixed annuity obligations to the Reinsurer together with all future fixed premiums received by the Company for fixed annuity contracts. Once transferred, the assets belong to the Reinsurer. In exchange, the Reinsurer reimburses the Company for all claims and provides expense allowances to cover commissions and other costs associated with the fixed annuity business.

The Reinsurer is responsible for investing the asset and is at risk for any potential investment gains and losses. There is no recourse back to the Company if investment losses are incurred. Under this agreement, the Company will continue to administer the fixed annuity business for which it will earn an expense allowance. The Company has set up a reserve of $1,298,797 and $1,931,894 at December 31, 1996 and 1995, respectively, to recognize that expense allowances received from Providian under this indemnity coinsurance agreement do not fully reimburse the Company for overhead expenses allocated to the fixed annuity line of business.

The reinsurance agreement required the Company to transfer to the Reinsurer a consideration of $726.7 million in cash or securities, to cover all in force business as of June 30, 1995.

The financial impact of the reinsurance agreement was as follows (in millions):

Net loss from operations:
   Consideration paid to reinsurer                                     $(726.7)
   Net reserves reinsured                                                725.1
   Expense gap reserve                                                    (1.9)
                                                                       -------
                                                                          (3.5)
Capital and surplus adjustments:
   Release of IMR                                                         11.0
   Market loss on sale of mortgages                                       (2.2)
   Release of bond and mortgage asset valuation reserve                    4.7
                                                                       -------

Net impact on surplus                                                  $  10.0
                                                                       =======


                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


6. REINSURANCE (CONTINUED)

Effective July 1, 1995 and August 1, 1995, the Company entered into treaties with the Connecticut General Life Insurance Company (CIGNA) and Swiss Re Life Insurance Company, respectively, to reinsure its Minimum Death Benefit Guarantee risks. Each company has assumed 50% of the risk. In addition, the Company reinsured 50% of its risk related to the waiving of surrender charges at death with CIGNA. The Company is paying the reinsurers an asset based premium, the level of which varies with both the amount of exposure to this risk and the realized experience.

Effective November 1, 1995, the Company entered into a treaty with Transamerica Occidential Life Insurance Company. Transamerica will reinsure a 50% quota share of the variable portion of the Company's VLI contracts. In addition, Transamerica will also reinsure 80% of this product's net amount at risk in excess of the Company's retention limit of $100,000 on a YRT basis.

During 1984, the Company assumed from its Parent, NAL, approximately 26% of NAL's ordinary and group vested annuity contracts issued in the United States prior to 1983. In December 1989, the percentage assumed was increased to 90%. On March 31, 1995, this agreement was 100% recaptured. To effect this recapture, the Company paid NAL $1,445,889. At December 31, 1996 and 1995, the Company had no liability for future policy benefits under this contract.

Effective October 1, 1988, the Company ceded 18% of its variable annuity contracts (policy from 203-VA) to its parent NAL under a modified coinsurance agreement. Under this agreement, NAL provides the Company with an expense allowance on reinsured premiums which is repaid out of a portion of future profits on the business reinsured. The agreement provides full risk transfer of mortality, persistency and investment performance to the reinsurer with respect to the portion reinsured. Effective July 1, 1992, the quota share percentage was increased to 36%.

On December 31, 1993, the Company entered into a modified coinsurance agreement with an ITT Lyndon Life, a non-related third party to cede the remaining 64% of the Company's variable annuity contracts (policy form 203-VA) and 95% of the Company's new variable annuity contract series issued in 1994 (policy form Ven
10). The Company received approximately $25 million in cash representing withheld premiums of $15 million and $10 million ceding commission. The amounts of withheld premiums will be repaid with interest over five years. The ceding commission is payable out of future profits generated by the business reinsured.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


            Notes to Statutory-Basis Financial Statements (continued)


6. REINSURANCE (CONTINUED)

Effective December 31, 1994, the Company recaptured its reinsurance with NAL. Upon recapture, 1994 operating results were negatively impacted by a one-time recapture fee of approximately $6.5 million. Concurrent with this transaction, the Company ceded 31% of the recaptured contracts (policy form 203-VA) to ITT Lyndon Life bringing the portion of these contracts reinsured by ITT Lyndon to 95%. In return, the Company received consideration of $5.2 million which is reflected as a surplus adjustment to be amortized into income in future years. During 1996, $3.0 million was amortized into income.

Effective December 31, 1994, the Company entered into an indemnity reinsurance agreement with Paine Webber Life to reinsure a portion of its policy forms 207-VA, VFA, VENTURE.001, and VENTURE.003. The quota share percentage varies between 15% and 35% depending on the policy form. The form of reinsurance is modified coinsurance and only covers the variable portion of contracts written by Paine Webber brokers. The Company received an allowance of $1,580,896 to complete this transaction. All elements of risk (including mortality, persistency, investment performance) have been transferred with the exception of the minimum death benefit guarantee. The Company receives an allowance to cover the expected cost of the minimum death benefit guarantee.

In the event of insolvency of a reinsurer, the Company remains primarily liable to its policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company and, accordingly, the Company periodically monitors the financial condition of its reinsurers.

The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits or a significant change in the ownership of the Company. The Company does not have any reinsurance agreements in effect in which the amount of losses paid or accrued through December 31, 1996 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

The Company has estimated that the aggregate reduction in surplus that would occur if all reinsurance agreements currently in effect were terminated would be $14,178,002 at December 31, 1996.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


           Notes to Statutory-Basis Financial Statements (continued)


7. RELATED-PARTY TRANSACTIONS

In connection with the fixed annuity indemnity coinsurance agreement entered into in 1995 (see Note 6), the Company pooled its mortgage portfolio (book value of approximately $106 million) and transferred a senior participation interest to an affiliate of the reinsurer. The senior interest was transferred for a purchase price of approximately $72 million and entitles an affiliate of the reinsurer to 100% of the cash flows produced by the portfolio until they recover in full the purchase price with interest at a rate of 7.52%. The remaining residual interest was transferred to First North American Realty, Inc., a wholly-owned subsidiary of the former Parent for a purchase price of $33 million. As a result of the sale of the senior and residual interests in the Company's mortgages, the Company has no further economic interest in any mortgages and hence has reported zero mortgage loan assets on its balance sheet as of December 31, 1995.

The Company utilizes various services administered by MLI in 1996 and NAL for 1995 and 1994, such as payroll and investment accounting. The charges for these services were approximately $6,053,000, $295,000 and $234,000 in 1996, 1995 and
1994, respectively. During 1996, MLI changed the allocation method of expenses subsequent to the merger with NAL. At December 31, 1996 and 1995, the Company had a net liability to MLI of $4,348,511 and NAL of $5,928,889, respectively.

The Company's annuity and insurance contracts are distributed through NASL Financial pursuant to an underwriting agreement. NASL Financial has entered into an agreement with Wood Logan Associates, an affiliate, to act as the promotional agent for the sale of annuity and variable life contracts. At December 31, 1996, the Company had a payable to NASL Financial for $999,328 and at December 31, 1995, the Company had a receivable from NASL Financial for $881,119.

The Company provides various services and personnel to FNA for accounting, actuarial, administration and systems support. These services are allocated on a pro rata basis and charged as incurred. The total costs allocated for these services in 1996, 1995 and 1994 were approximately $661,000, $456,000 and $418,000, respectively. At December 31, 1996, the Company had a net receivable from FNA for $1,336,725.

The financial statements have been prepared from the records maintained by the Company and may not necessarily be indicative of the financial conditions or results of operations that would have occurred if the Company had been operated as an unaffiliated corporation (see also Notes 1, 3, 6, 8, 9 and 12 for additional related-party transactions).

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


           Notes to Statutory-Basis Financial Statements (continued)


8. BORROWED MONEY

The Company has an unsecured line of credit with State Street Bank and Trust in the amount of $10,000,000, bearing interest based on the bank's money market rate plus 50 basis points. There were no outstanding balances at December 31, 1996 and December 31, 1995. Interest expense was approximately $244,000, $76,000 and $81,600 in 1996, 1995 and 1994, respectively.

The Company has a revolving credit line with MLI. The original term of the agreement was seven years. Each additional borrowing under the agreement has a seven year term from the date of each additional borrowing. The balance outstanding at December 31, 1996 is $137,864,052. Principal and interest is payable in quarterly installments. The interest rate is Libor plus 32.5 basis points. Accrued interest at December 31, 1996 is $336,627.

During 1995, the Company had a $150 million revolving credit and term loan agreement (the Loan) with the Canadian Imperial Bank of Commerce and Deutsche Bank AG. The amount outstanding at December 31, 1995 was in the form of a term loan of $107 million. In April of 1996, the loan was paid in full and the credit line with MLI described above was established.

On December 20, 1994, the Company received $20,000,000 from its former Parent in the form of a surplus note agreement with interest at 8%. This surplus note agreement was assumed by the Parent upon the merger described in Note 1. The note and accrued interest are subordinated to payments due to policyholders and other claimants. Principal and interest payments can be made only upon prior approval of the Insurance Department of the State of Delaware. Interest accrued at December 31, 1996 and 1995 was $1,591,232 and $3,248,219, respectively.
Interest accrued at December 31, 1995 was paid during 1996.

9. DEFERRED COMPENSATION AND RETIREMENT PLANS

Prior to December 31, 1995, NAL maintained the NALACO Pension Plan (the Plan), a defined benefit pension plan for all U.S. employees which vests at five years of service. Sponsorship of this plan was assumed by MLI at the time of the merger. Benefit payout is a function of years of service and average earnings during the employee's last five years of service. MLI's funding policy is to contribute annually the normal cost up to the maximum amount that can be deducted for federal income tax purposes and to charge each subsidiary for its allocable share of such contributions based on a percentage of payroll. No pension cost was allocated to the Company in 1996 or 1995 as the plan was subject to the full funding limitation under the Internal Revenue Code. At December 31,

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


           Notes to Statutory-Basis Financial Statements (continued)


9. DEFERRED COMPENSATION AND RETIREMENT PLANS (CONTINUED)

1996, the Plan's total accumulated benefit obligation determined in accordance with SFAS No. 87 and valued at January 1, 1996 based on an assumed interest rate of 7% was $10,183,862, including vested benefits of $10,094,294 and fair value of assets of $24,427,811.

The Company sponsors a defined contribution retirement plan pursuant to regulation 401(k) of the Internal Revenue Code. All employees on September 1, 1990 were eligible to participate. Employees hired after September 1, 1990 will be eligible after one year of service and attaining age 21. The Company contributes two percent of base pay plus fifty percent of the employee savings contribution. The employee savings contribution is limited to six percent of base pay. The Company contributed $298,997, $203,248 and $167,148 in 1996, 1995 and 1994, respectively.

10. LEASES

The Company leases its office space and various office equipment under operating lease agreements. For the years ended December 31, 1996, 1995 and 1994, the Company incurred rent expense of $1,144,402, $1,388,780 and $840,233, respectively. The Company negotiated a ten-year lease for new office space which commenced in March 1992. In connection with the lease, the Company was required to deposit $1,500,000 in an escrow account as security toward fulfilling the future lease commitment. The balance of the escrow at December 31, 1996 is $900,000.

The minimum lease payments associated with the office space and various office equipment under operating lease agreements is as follows:

                                           MINIMUM
                                            LEASE
                                          PAYMENTS
                                         ----------
     Year ended:
        1997                             $1,180,993
        1998                              1,204,160
        1999                              1,199,923
        2000                              1,197,368
        2001                              1,197,368
     Remaining years                      1,185,908
                                         ----------

     Total                               $7,165,720
                                         ==========


                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


           Notes to Statutory-Basis Financial Statements (continued)


10. LEASES (CONTINUED)

The Company also guarantees FNA's office space lease which has an annual cost to FNA of approximately $80,000.

11. INTEREST RATE SWAP

The Company entered into an interest rate swap in 1995 with Canadian Imperial Bank of Commerce and Deutsche AG for the purpose of minimizing exposure to fluctuations in interest rates on a portion of the debt outstanding at that time. During 1996, the Company terminated this agreement and recognized a gain of $1.6 million which is recorded as a component of investment income.

12. GUARANTEE AGREEMENT

A guarantee agreement continues in effect, whereby the Parent has agreed to unconditionally guarantee that it will, on demand, make funds available to the Company for the timely payment of contractual claims made under fixed annuity and variable life contracts issued by the Company. The guarantee covers all outstanding fixed annuity contracts, including those issued prior to the date of the guarantee agreement.

13. FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating the "fair value" disclosures for financial instruments in the accompanying financial statements and notes thereto:

Cash and Short-term investments: The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate their fair values.

Bonds: Fair values for bonds are based on quoted market prices or dealer quotes, where applicable. For bonds not actively traded, fair values are estimated using values obtained from independent pricing services.

Assets and Liabilities of Separate Accounts: Separate account assets and liabilities are reported at estimated fair value in the Company's balance sheets.

                 North American Security Life Insurance Company
            (a Wholly-Owned Subsidiary of NAWL Holding Company, Inc.)


           Notes to Statutory-Basis Financial Statements (continued)


13. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

Aggregate Reserves: Fair values of the Company's liabilities under contracts not involving significant mortality risk (deferred annuities) are stated at the cost the Company would incur to extinguish the liability, i.e., the cash surrender value.

The following sets forth a comparison of the carrying values and fair values of the Company's financial instruments at December 31, 1996 and 1995:

                                                  DECEMBER 31, 1996                    DECEMBER 31, 1995
                                            CARRYING             FAIR             CARRYING             FAIR
                                              VALUE             VALUE              VALUE               VALUE
                                         -----------------------------------------------------------------------
ASSETS:
Bonds                                    $   13,848,316    $   13,965,000      $   16,281,452     $   16,957,000
Common stocks                                30,305,498        30,305,498          20,097,789         20,097,789
Cash and short-term investments               7,321,515         7,321,515           1,797,230          1,797,230
Assets held in separate accounts          6,459,289,860     6,459,289,860       4,914,727,917      4,914,727,917

LIABILITIES:
Aggregate reserves for deferred
   annuities                                  3,674,617         3,674,617           1,931,894          1,931,894
Borrowed money                              138,200,680       138,200,680         107,865,148        107,865,148
Liabilities held in separate
   accounts                               6,271,051,420     6,459,289,860       4,758,269,014      4,914,727,917


                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                          (A WHOLLY-OWNED SUBSIDIARY OF
                           NAWL HOLDING COMPANY, INC.)

                                          Balance Sheets - Statutory Basis

                                                                                June 30, 1997         December 31, 1996
                                                                                --------------        -----------------
ASSETS                                                                           (unaudited)
Investments
   Bonds                                                                        $   14,031,089          $   13,848,316
   Real estate                                                                               0               2,268,120
   Common stock                                                                     32,387,193              30,305,498
   Policy loans                                                                      1,226,284                 454,026
   Cash and short-term investments                                                   9,030,464               7,321,515
                                                                                --------------          --------------
         Total investments                                                          56,675,030              54,197,475
   Accrued investment income                                                           286,392                 278,106
   Other assets                                                                      3,663,635               4,008,003
   Separate account assets                                                       7,695,485,959           6,459,289,860
                                                                                --------------          --------------
         Total assets                                                            7,756,111,016           6,517,773,444
                                                                                ==============          ==============

LIABILITIES
   Aggregate reserves                                                                4,806,099               3,674,617
   Transfers from separate account, net                                           (202,899,079)           (188,238,440)
   Borrowed money                                                                  163,879,309             138,200,680
   Accrued interest on surplus note                                                  2,391,232               1,591,232
   Payable to parent                                                                         0                 405,711
   Funds held account from reinsurers                                                6,000,000               6,000,000
   Asset valuation reserve                                                           2,679,874               2,089,490
   Bank overdraft                                                                            0               7,598,444
   Amounts payable on reinsurance ceded                                              2,209,348               8,122,060
   Other liabilities                                                                10,837,656               9,486,084
   Separate account liabilities                                                  7,695,485,959           6,459,289,860
                                                                                --------------          --------------
         Total liabilities                                                       7,685,390,398           6,448,219,738
                                                                                ==============          ==============
Capital and deficit
   Surplus note payable to parent                                                   20,000,000              20,000,000
   Common stock (shares authorized: 3,000; issued and outstanding
     2,600; par value $1,000)                                                        2,600,000               2,600,000
   Paid-in capital excess of par value                                             128,633,000             128,633,000
   Unassigned deficit                                                              (80,512,382)            (81,679,294)
                                                                                --------------          --------------
         Total capital and deficit                                                  70,720,618              69,553,706
                                                                                --------------          --------------
         Total liabilities, capital and deficit                                 $7,756,111,016          $6,517,773,444
                                                                                ==============          ==============

                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                          (A WHOLLY-OWNED SUBSIDIARY OF
                           NAWL HOLDING COMPANY, INC.)

                                     Statements of Operations - Statutory Basis
                                                    (Unaudited)


                                                              Year to date
                                                       6/30/97            6/30/96
                                                    ------------       ------------
Revenues:
   Annuity considerations and deposits              $724,898,896       $543,077,280
   Net investment income                               2,949,912          2,345,499
   Commissions and expense allowances on              12,898,845         12,022,196
   reinsurance ceded
   Reinsurance experience refund                       1,279,302          2,004,049
   Reserve adjustments on reinsurance                (26,681,632)        (5,063,327)
                                                    ------------       ------------
         Total revenues                              715,345,323        554,385,697
Expenses:
   Annuity benefits                                  244,227,711        179,055,221
   Increase in reserves                                1,131,481            303,178
   Increase in separate account liability            389,773,577        310,296,689
   Commissions                                        49,694,796         42,921,334
   General expenses                                   16,626,499         12,364,932
   Interest expense                                    4,860,563          4,661,721
   Recapture fee on reinsurance ceded                  3,990,086          8,544,363
   Reinsurance premium                                 1,590,900          1,126,584
                                                    ------------       ------------
         Total expenses                              711,895,613        559,274,022

Gain(loss) before realized capital losses
   and tax provision                                   3,449,710         (4,888,325)
Realized capital (loss) gain                          (2,137,449)           160,704
                                                    ------------       ------------
Gain(loss) before tax provision                        1,312,261         (4,727,621)
Tax provision                                            142,414                  0
                                                    ------------       ------------
Net gain(loss)                                      $  1,169,847       $ (4,727,621)
                                                    ============       ============

                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                          (A WHOLLY-OWNED SUBSIDIARY OF
                           NAWL HOLDING COMPANY, INC.)





                           Statement of Changes in Capital and Deficit - Statutory Basis
                                                    (Unaudited)

                                                                           Paid-In Capital in
                                          Surplus Note       Common           Excess of Par       Unassigned      Total Capital
                                                              Stock               Value             Deficit        and Deficit
-------------------------------------------------------------------------------------------------------------------------------

Balances at January 1, 1997               $20,000,000      $2,600,000         $128,633,000       $(81,679,294)     $69,553,706
Net loss                                                                                            1,169,847        1,169,847
Change in net unrealized capital                                                                    2,136,683        2,136,683
    losses
Change in asset valuation reserve                                                                    (590,384)        (590,384)
Increase in non-admitted assets                                                                        90,766           90,766
Initial commission allowance on
    reinsurance ceded                                                                              (1,640,000)      (1,640,000)
                                          ------------------------------------------------------------------------------------
Balances at June 30, 1997                 $20,000,000      $2,600,000         $128,633,000       $(80,512,382)     $70,720,618
                                          ====================================================================================


                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                          (A WHOLLY-OWNED SUBSIDIARY OF
                           NAWL HOLDING COMPANY, INC.)

                                     Statements of Cash Flows - Statutory Basis
                                                    (Unaudited)


                                                                                    For the six months ended June 30,
                                                                                     1997                      1996
                                                                                -------------              -------------
OPERATING ACTIVITIES
Annuity considerations and deposits                                             $ 724,898,896              $ 543,077,280
Allowances & reserve adjustments on reinsurance ceded                             (13,782,787)                 6,958,869
Net investment income                                                                 895,865                    655,841
Experience refund on reinsurance ceded                                              1,279,302                          -
Surrender benefits and other fund withdrawals paid                               (215,445,991)              (161,356,722)
Other benefits paid to policyholders                                              (28,355,130)               (18,715,936)
Commissions, other expenses & taxes paid                                          (66,791,533)               (54,948,360)
Net transfers to separate account                                                (404,144,157)              (323,517,613)
Other operating expenses paid                                                     (10,731,610)               (14,332,662)
                                                                                -------------              -------------
Net cash used by operating activities                                             (12,177,145)               (22,179,303)

INVESTING ACTIVITIES
Proceeds from investments sold, matured or repaid:
         Bonds                                                                      3,538,536                  8,691,439
         Stocks                                                                     5,292,561
         Real estate                                                                2,268,120                    961,565
Cost of investments acquired:
         Bonds                                                                     (3,758,006)                  (600,558)
         Stocks                                                                   (18,306,983)
         Policy loans                                                                (772,258)                   (13,001)
                                                                                -------------              -------------

Net cash provided by investing activities                                           1,276,392                 (3,974,977)
                                                                                -------------              -------------

OTHER CASH PROVIDED (APPLIED):
         Capital and surplus paid-in                                                        -                 15,000,000
         Borrowed money                                                            25,635,948                 22,322,778
         Other sources                                                              4,529,688                  1,751,008
         Other applications                                                       (17,555,934)               (13,279,319)
                                                                                -------------              -------------
Net other cash provided (used)                                                     12,609,702                 25,794,467
                                                                                -------------              -------------

Net change in cash and short-term investments                                       1,708,949                   (359,813)

Cash and short-term investments, beginning of period                                7,321,515                  1,797,230
                                                                                -------------              -------------

Cash and short-term investments, end of period                                  $   9,030,464              $   1,437,417
                                                                                =============              =============

                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

                        NOTES TO THE FINANCIAL STATEMENTS

                                    UNAUDITED

The accompanying unaudited financial statements of North American Security
Life Insurance Company (the Company) have been prepared in accordance with statutory accounting principles and generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of the Company's financial position and results of operations have been made. These financial statements should be read in conjunction with the audited financial statements contained in the Company's annual report on Form 10-K. The results of operations for the three and six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

Financial results have been prepared on the basis of statutory accounting practices which until December 31, 1995, were considered by the insurance industry to be in accordance with generally accepted accounting principles
(GAAP) for mutual life insurance companies and their wholly-owned subsidiaries. Commencing January 1, 1996, financial statements prepared on the basis of statutory accounting practices will no longer be considered in accordance with GAAP. Since the Company has yet to complete its conversion to GAAP, the accompanying statements were prepared on the statutory basis of accounting.


NASL Financial Services, Inc. ("NASL Financial"), the investment adviser to the North American Funds (the "Fund"), and its parent, North American Security Life Insurance Company, have signed a binding letter of intent with CypressTree Investments, Inc. ("Cypress") pursuant to which it is expected that Cypress will purchase a portion of NASL Financial's business relating to the rendering of investment advisory and distribution services to the Fund. The completion of the transaction is subject to several conditions, including (i) the signing of a definitive agreement regarding the sale, (ii) the approval of an advisory agreement between the Fund and CypressTree Asset Management Corporation, Inc. ("CAM"), an affiliate of Cypress, by the Board of Trustees of the Fund and shareholders of each Fund portfolio, (iii) the approval of a subadvisory agreement between CAM and the current subadviser to each Fund portfolio by the Board of Trustees of the Fund and the shareholders of the applicable Fund portfolio and (iv) the requirement that the aggregate net asset value of the Fund at the closing be not less than $750 million. During the second quarter of 1997, a definitive agreement was signed and the Board of Trustees approved the advisory agreement and each of the subadvisory agreements. A shareholders meeting is scheduled for September 24, 1997 at which meeting the shareholders will vote on proposals to approve the advisory agreement and the subadvisory agreements. Cypress does not currently intend to recommend any changes to the existing subadvisers to the Fund or any fees or expense limitations applicable to the Fund. The closing for the transaction is expected to occur on or before September 30, 1997. Cypress, located in Boston, Massachusetts was formed in
1996 to acquire, advise and distribute mutual funds through broker-dealers, banks and other intermediaries. Management believes divestiture of the retail mutual fund business will not have a material effect on the Company's financial condition.

Investments
-----------

The Company has a coinsurance agreement that reinsures 100% of all products fixed investment option. Hence, the general account investments held by the Company support the surplus account and specific state requirements for securities held on account for the benefit of policyholders.

The amortized and estimated fair value of investments in debt securities at June 30, 1997 is as follows:

                                                      Gross          Gross
(in thousands)                      Amortized      Unrealized     Unrealized     Estimated
                                      Cost            Gains          Losses      Fair Value
                                    -------------------------------------------------------
US Treasury securities and
   obligations of US
Government agencies                  $ 7,288           $134           $ 26         $7,396
Corporate debt securities              6,303              0             22          6,281
Mortgage-backed securities               440             20              0            460
                                     -------           ----           ----        -------
         Totals                      $14,031           $154            $48        $14,137
                                     =======           ====           ====        =======

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee            $60,606.06
Printing                                                       $12,000.00*
       Edgarization Expenses                                   $ 5,500.00*
Accounting fees and expenses                                   $20,000.00*
       Legal fees and expenses                                 $13,000.00*

*Estimate

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 9 of the Articles of Incorporation of the Company provides as follows:

NINTH: A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Article XIV of the By-laws of the Company provides as follows:

      Each Director or officer, whether or not then in office, shall be indemnified by the Company against all costs and expenses reasonably incurred by or imposed upon him or her, including legal fees, in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal or administrative, in which he or she may become involved as a party or otherwise, by reason of his or her being or having been a Director or officer of the Company.

      (1) Indemnity will not be granted to any Director or officer with respect to any claim, action, suit or proceeding which shall be brought against such Director or officer by or in the right of the Company, and

      (2) Indemnification for amounts paid and expenses incurred in settling such action, claim, suit or proceeding, will not be granted, until it shall be determined by a disinterested majority of the Board of Directors or by a majority of any disinterested committee or group of persons to whom the question may be referred by the Board, that said Director or officer did indeed act in good faith and in a manner he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was legal, and that the payment of such costs, expenses, penalties or fines is in the interest of the Company, and not contrary to public policy or other provisions of law.

      The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Indemnification shall be made by the corporation upon determination by a disinterested majority of the Board of Directors or of a majority of any disinterested committee or group or persons to whom the question may be referred to by said Board, that the person did indeed act in good faith and in a manner he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was legal.

      The foregoing right to indemnity shall not be exclusive of any other rights to which such Director or officer may be entitled as a matter of law.

      The foregoing right to indemnity shall also extend to the estate of any deceased Director or officer with respect to any such claim, action, suit or proceeding in which such Director or officer or his or her estate may become involved by reason of his or her having been a Director or officer of the Company, and subject to the same conditions outlined above.


Section IX, paragraph D of the Promotional Agent Agreement among the Company, Manufacturers Securities Services, LLC, formerly NASL Financial Services, Inc. ("Manulife Securities") and Wood Logan Associates, Inc. (referred to therein as "Promotional Agent") provides as follows:

a. Manulife Securities and the Company agree to indemnify and hold harmless Promotional Agent, its officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the Securities Act of 1933 ("1933 Act"), the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in any registration statement for the Contracts filed pursuant to the 1933 Act or any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Manulife Securities or Security Life pursuant to Section VI, paragraph B of this Agreement.

b. Promotional Agent agrees to indemnify and hold harmless Manulife Securities and the Company, their officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any oral or written misrepresentation by Promotional Agent or its officers, directors, employees or agents unless such misrepresentation is contained in any registration statement for the Contracts or Fund shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Manulife Securities pursuant to Section VI, paragraph B of this Agreement or, (ii) the failure of Promotional Agent or its officers, directors, employees or agents to comply with any applicable provisions of this Agreement.


Notwithstanding the foregoing, Registrant hereby makes the following undertaking pursuant to Rule 484 under the Securities Act of 1933:

      Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

The Company currently sells Venture Group Annuity, a flexible premium payment deferred variable unallocated group annuity, to retirement plans that qualify for special tax treatment under Section 401(a) of the Internal Revenue Code. Sales of these securities are not required to be registered under the Securities Act of 1933 (Section 3(a)(2) of this Act). Manulife Securities, a wholly owned subsidiary of the Company is the principal underwriter of the contracts and Wood Logan Associates, Inc., an affiliate of the Company, is the promotional agent. There are no maximum or minimum purchase payments required to establish a contract. The value of a contract will vary according to the investment performance, charges and expenses of the subaccounts in which the contract is invested. As of August 31, 1997, the total variable assets in the Venture Group Annuity was $44,047,365.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS



Exhibit No.    Description
-----------    -----------

1(a)           Underwriting Agreement between North American Security Life
               Insurance Company (the "Company") and Manulife Securities
               Services, Inc. (Underwriter)1/
1(b)           Promotional Agent Agreement between Manulife Securities
               Services, Inc. (Underwriter), the Company and Wood Logan
               Associates, Inc. (Promotional Agent) 2/
2              Not Applicable
3(i)           Article of Incorporation of the Company 3/
3(i)(a)        Amendment to Articles of Incorporation of the Company dated
               March 28, 1997
3(ii)          By-Laws of the Company 4/
3(ii)(a)       Amended and Restated By-Laws of the Company
4(i)           Form of  Individual Single Payment Deferred Fixed Annuity
               Non-Participating Contract - 10/
4(ii)          Form of Group Single Payment Deferred Fixed Annuity Non-
               Participating Contract - 10/
4(iii)         Individual  Retirement Annuity Endorsement - 10/
4(iv)          ERISA Tax-Sheltered Annuity Endorsement - 10/
4(v)           Tax-Sheltered Annuity Endorsement - 10/
4(vi)          Section 401 Plans Endorsement - 10/
4(v)           Name Change Endorsement - Filed Herewith
5              Opinion and Consent of James D. Gallagher, Esq. - Filed herewith
6              Not Applicable
7              Not Applicable
8              Not Applicable
9              Not Applicable
10(i)          - Form of broker-dealer agreement between the Company, Manulife
                 Securities Services, Inc. (underwriter), Wood Logan
                 Associates, Inc. (Promotional Agent) and broker-dealers 5/
(10)(ii)       - Reinsurance and Guaranteed Death Benefits Agreement between
                 NASL and Connecticut General Life Insurance Company 8/
(10)(iii)      - Reinsurance Agreement between NASL and

                 PaineWebber Life Insurance Company 9/
(10)(iv)       - Coinsurance Agreement between NASL and Peoples Security Life
                 Insurance Company - 11/
(10)(v)        - Reinsurance and Accounts Receivable Agreements between NASL and
                 ITT Lyndon Life - 11/
(10)(vi)       - Automatic Modified -Coinsurance Reinsurance Agreement between
                 NASL and Transamerica Occidental Life Insurance Company  - 11/
(10)(vii)      - Automatic Yearly Renewable Term Reinsurance Agreement between
                 NASL and Transamerica Occidental Life Insurance Company - 11/
(10)(viii)     - Amendment No. 1 to the Variable Annuity Guaranteed Death
                 Benefit Reinsurance Agreement between NASL and Connecticut
                 General Life Insurance Company - 11/
11             Not Applicable
12             Not Applicable
13             Not Applicable
14             Not Applicable
15             Not Applicable
16             Not Applicable
17             Not Applicable
18             Not Applicable
19             Not Applicable
20             Not Applicable
21             The Company has the following wholly owned subsidiaries: Manulife
               Securities Services, Inc. and First North American Life Assurance
               Company
22             Not Applicable
23(i)          Consent of Coopers & Lybrand L.L.P.- Filed Herewith
23 (ii)        Consent of Ernst & Young, LLP - Filed Herewith
24 (i)         Power of Attorney (Principal Financial and Accounting Officer of
               the Company) 6/
24(ii)         Power of Attorney (Directors of the Company) 7/
24(iii)        Power of Attorney dated March 27, 1997
               (Chairman of the Board) - Filed Herewith
24(iv)         Power of Attorney (Vice President, Treasurer &
               Chief Financial Officer) dated May 1, 1997 - Filed Herewith
24(v)          Power of Attorney (Directors of the Company) dated May 1, 1997 -
               Filed Herewith
25             Not Applicable
26             Not Applicable
27             Financial Data Schedule - Filed Herewith
28             Not Applicable

1/ Incorporated by reference to Exhibit (A)(3)(a) to Form S-6, file number 2-93435, filed September 24, 1984 on behalf of the NASL Variable Account of the Company

2/ Incorporated by reference to Exhibit 3(ii) to Form N-4, file number 33-28455, filed February 15, 1991 on behalf of the NASL Variable Account of the Company

3/ Incorporated by reference to Exhibit (A)(6) to Form S-6, file number 2-93435, filed September 24, 1984 on behalf of the NASL Variable Account of the Company

4/ Incorporated by reference to Exhibit (b)(6)(ii) to Form N-4, file number 33-9960, filed November 4, 1986 on behalf of the NASL Variable Account of the Company

5/ Incorporated by reference to Exhibit (b)(3)(iii) to pre-effective amendment no. 1 to Form N-4, file number 33-9960, filed February 2, 1987 on behalf of the NASL Variable Account of the Company

6/ Incorporated by reference to Exhibit (b)(14)(b) to Registration Statement on Form N-4, file number 33-28455, filed April 2, 1993 on behalf of the NASL Variable Account of the Company

7/ Incorporated by reference to Exhibit (7)(a) to Registration Statement on Form S-6, file number 33-92466, filed May 18, 1995 on behalf of the NASL Variable Life Account of the Company

8/ Incorporated by reference to Exhibit (b)(7)(i) to Registration Statement on Form N-4, file number 33-76162, filed March 1, 1996.

9/ Incorporated by reference to Exhibit (b)(7)(iii) to Registration Statement on Form N-4, file number 33-76162, filed March 1, 1996.

10/ Incorporated by reference to Exhibit 4 to Registration Statement on Form S-1, file number 333-6011, filed June 14, 1996.


11/ Incorporated by reference to Exhibit 5 to Registration Statement on Form S-1, file number 333-6011, filed January 9, 1997.


(B) FINANCIAL STATEMENT SCHEDULES

Schedule I - Summary of Investments
Schedule II - Supplementary Insurance Information
Schedule IV - Reinsurance

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Report of Independent Auditors:

We have audited the financial statements of North American Security Life Insurance Company as of December 31, 1996 and for the year then ended, and have issued our report thereon dated February 25, 1997 (included elsewhere in this Registration Statement). Our audit also included the financial statement schedules listed in Item 16(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


Boston, Massachusetts
February 25, 1997



                                                        Ernst & Young LLP

                                      North American Security Life Insurance Company
                                            Schedule I - Summary of Investments
                                         Other Than Investments In Related Parties
                                                     December 31, 1996
--------------------------------------- -------------------------- ------------------------- -------------------------
                                                                                               Amount Shown in the
Type of Investment                                Cost                        Value                Balance Sheet
--------------------------------------- -------------------------- ------------------------- -------------------------

Fixed maturities:
   United States Government                     $  6,916,217               $  7,032,998              $  6,916,217
   Corporate debt securities                       6,008,531                  5,993,940                 6,008,531
   Mortgage-backed securities                        923,568                    938,181                   923,568
                                                ------------             --------------               -----------
Total fixed maturities                            13,848,316                $13,965,119                13,848,316
                                                                            ===========

Common stock of affiliates*                         -                                                  30,305,498
Real estate**                                      4,342,551                                            2,268,120
Policy loans                                         454,026                                              454,026
Short-term investments                             7,321,515                                            7,321,515
                                                ------------                                         ------------
Total investments                                $25,966,408                                          $54,197,475
                                                 ===========                                          ===========
--------------------------------------- -------------------------- ------------------------- -------------------------

*   100% of the investments in common stock is with related parties.
**  Real estate is carried at the lower of cost or fair value in the Balance
    Sheet.



                 North American Security Life Insurance Company
               Schedule III - Supplementary Insurance Information
                                    (000's)
----------------------------------------------------------------------------------------------------
                                           December 31,
----------------------------------------------------------------------------------------------------
                                            Future Policy
                                          Benefits, Losses,                         Other Policy
                       Deferred Policy     Claims and Loss    Unearned Premiums      Claims and
      Segment          Acquisition Cost        Expenses                           Benefits Payable
--------------------- ------------------- ------------------- ------------------ -------------------

        1996
Life Insurance                      $0             $     0                  $0             $    0
Annuity                              0               3,675                   0              1,581
                                   ---             -------                 ---             ------
   Total                            $0              $3,675                  $0             $1,581
                                    ==              ======                  ==             ======
        1995
Life Insurance                       0                   0                   0                  0
Annuity                              0               1,932                   0              2,143
                                   ---              ------                 ---             ------
   Total                            $0              $1,932                  $0             $2,143
                                    ==              ======                  ==             ======
        1994
Life Insurance                       0                   0                   0                  0
Annuity                              0             519,093                   0              1,964
                                   ---            --------                 ---             ------
   Total                            $0            $519,093                  $0             $1,964
                                    ==            ========                  ==             ======
--------------------- ------------------- ------------------- ------------------ -------------------


------------------------------------------------------------------------------------------------------------------------
                                                Year ended December 31,
------------------------------------------------------------------------------------------------------------------------
                                                              Benefits, Claims    Amortization of
                                                                 Losses and       Deferred Policy
                       Premium Revenue      Net Investment       Settlement      Acquisition Costs    Other Operating
      Segment                                   Income            Expenses                                Expenses
--------------------- ------------------- ------------------- ------------------ ------------------- -------------------

        1996
Life Insurance              $   10,381              $   68          $       6                 $0            $     85
Annuity                      1,016,993               5,104            381,759                  0              27,502
                            ----------              ------           --------                 --             -------
   Total                    $1,027,374              $5,172           $381,765                 $0             $27,587
                            ==========              ======           ========                 ==             =======

        1995
Life Insurance               $      75             $     0           $      0                 $0             $   115
Annuity                        991,477              35,910            269,689                  0              22,758
                              --------             -------           --------                 --             -------
   Total                      $991,552             $35,910           $269,689                 $0             $22,873
                              ========             =======           ========                 ==             =======

        1994
Life Insurance              $        0             $     0           $      0                 $0             $     0
Annuity                      1,139,953              30,560            206,710                  0              19,254
                            ----------             -------           --------                 --            --------
   Total                    $1,139,953             $30,560           $206,710                 $0             $19,254
                            ==========             =======           ========                 ==             =======
--------------------- ------------------- ------------------- ------------------ ------------------- -------------------


                              North American Security Life Insurance Company
                                        Schedule IV - Reinsurance
                               Years ended December 31, 1996, 1995 and 1994
                                                 (000's)
---------------------------------------- ------------------ ------------------ ---------------- ---------------- ------------------

                                                                                Assumed from                       Percentage of
                                                             Ceded to Other    Other Companies                    Amount Assumed
                                           Gross Amount         Companies                         Net Amount          to Net
---------------------------------------- ------------------ ------------------ ---------------- ---------------- ------------------
                   1996

Life insurance inforce                           $45,597            $23,932               $0           $21,665                 0%
                                                 =======            =======               ==           =======                ==
Premiums:
     Life Insurance                           $   18,420            $ 8,039               $0        $   10,381                 0%
     Annuity Considerations                        1,024              1,024                0                 0                 0
     Deposit-type funds                        1,027,752             12,704                0         1,015,048                 0
     Supplementary contracts                       1,945                  0                0             1,945                 0
                                          --------------       ------------              ---    --------------                --
         Total                                $1,049,141            $21,767               $0        $1,027,374                 0%
                                              ==========            =======               ==        ==========                ==

                   1995
Life insurance inforce                              $245               $123               $0              $122                 0%
                                                    ====               ====               ==              ====                ==
Premiums:
     Life Insurance                           $      150           $     75               $0          $     75                 0%
     Annuity Considerations                        1,421                741                0               680                 0
     Deposit-type funds                        1,088,518            100,836                0           987,682                 0
     Supplementary contracts                       3,115                  0                0             3,115                 0
                                           -------------     --------------              ---       -----------                --
         Total                                $1,093,204           $101,652               $0          $991,552                 0%
                                              ==========           ========               ==          ========                ==

                   1994
Life insurance inforce                                $0                 $0               $0                $0                 0%
                                                      ==                 ==               ==                ==                ==
Premiums:
     Life Insurance                           $        0           $      0                0        $        0                 0%

     Annuity Considerations                          887                  0                0               887                 0
     Deposit-type funds                        1,281,582            143,980                0         1,137,602                 0
     Supplementary contracts                       1,464                  0                0             1,464                 0
                                          --------------     --------------              ---    --------------                --
         Total                                $1,283,933           $143,980               $0        $1,139,953                 0%
                                              ==========           ========               ==        ==========                ==
---------------------------------------- ------------------ ------------------ ---------------- ---------------- ------------------

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this amendment to its Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on this 2nd day of October, 1997.


                                   THE MANUFACTURERS LIFE INSURANCE COMPANY
                                   OF NORTH AMERICA
                                        (Registrant)


                             By:   /s/ John D. DesPrez III,
                                   ------------------------------
                                   John D. DesPrez III, President



Attest:

/s/ James D. Gallagher
-----------------------------
James D. Gallagher, Secretary

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities with the Registrant and on the dates indicated.



SIGNATURE                             TITLE                DATE




/s/ John D. DesPrez III        Director and President      October 2, 1997
-----------------------        (Principal Executive        ---------------
John D. DesPrez III            Officer)                    (Date)




*______________________        Director                    October 2, 1997
Peter S. Hutchison                                         ---------------
                                                           (Date)




*______________________        Director and Chairman       October 2, 1997
John D. Richardson             of the Board                ---------------
                                                           (Date)




/s/ Richard C. Hirtle          Vice President and          October 2, 1997
-----------------------        Treasurer (Principal        ---------------
Richard C. Hirtle              Financial and Accounting    (Date)
                               Officer)




*By:  /s/ James D. Gallagher                               October 2, 1997
      ----------------------                               ---------------
      James D. Gallagher                                   (Date)
      Attorney-in-Fact
      Pursuant to Powers
      of Attorney


                                  EXHIBIT INDEX


Exhibit No.         Description
----------          -----------

3(i)(a) Amendment to Articles of Incorporation of the Company dated March 28, 1997

3(ii)(a)            Amended and Restated By-Laws of the Company

4(v)                Name Change Endorsement

5                   Opinion and Consent of James D. Gallagher, Esq.

23(i)               Consent of Coopers & Lybrand, L.L.P.

23(ii)              Consent of Ernst & Young, LLP

24(iii)             Power of Attorney (John D. Richardson)

24(iv)              Power of Attorney (Principal Financial and
                    Accounting Officer of the Company

24(v)               Power of Attorney (Directors of the Company)

27                  Financial Data Schedules
